Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exclusive License and Collaboration Agreement

– by and between –

PharmaEngine, Inc.

– and –

Nanobiotix, S.A.

August 06, 2012

- 3 - of - 75 -
THIS EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT IS ENTERED INTO EFFECTIVE AS OF AUGUST 06, 2012 (THE ‘‘EFFECTIVE DATE”) BETWEEN:

(1)	Nanobiotix S.A. a French joint-stock company having its registered office located at 60 Rue de Wattignies 75 012, Paris, France, Paris Companies’ Register No SIRET: RCS 447 521 600 (“Licensor”); and

(2)	PharmaEngine, Inc. a Taiwanese corporation having its registered office at 16F, 237 Sung-Chiang Road, Taipei 104, Taiwan, Republic of China, Companies’ Register Reg. No. 80264691, (“Licensee”).

RECITALS:

(A)
Licensor is a nanomedicine company that is focused on the development of NanoXray, its innovative oncology pipeline based on a physical mechanism of action to deposit high quantity of energy within the tumor cells.

(B)	Licensee is a specialty pharmaceutical company specializing in the treatment of cancer and Asian prevalent diseases.

(C)
Licensor is developing its proprietary nanoparticle NBTXR3 and intends to grant to Licensee an exclusive non-revertible license to develop and commercialize NBTXR3 for China (including Hong Kong and Macau) and Taiwan, and an exclusive revertible license for certain other countries in Asia, Australia and New Zealand.

(D)
Licensee is willing to further develop NBTXR3 in order to obtain regulatory approval, either as medicinal product or medical device, in all countries of the licensed territory, share any and all development data with Licensor and Licensor’s other licensees and commercialize NBTXR3 in the licensed territory.

(E)
NOW, THEREFORE, in consideration of the mutual covenants, agreements and stipulations set forth herein, the receipt and legal sufficiency of which are hereby mutually acknowledged, Licensor and Licensee hereby agree as follows:

1.	Definitions

For the purposes of this Agreement, the following terms shall have the following meanings:

1.1
“Affiliate” shall mean, with respect to a Party, an entity that, directly or indirectly through one (1) or more intermediaries, controls, is controlled by or is under common control with such Party. In this definition, “control” means: (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors; and (li) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such entities.

1.2	“Agreement” shall mean this Exclusive License and Collaboration Agreement and all Exhibits attached hereto.

1.3	“Business Day” shall mean any day (other than Saturday or Sunday) on which banks are open for business in Taipei, Taiwan and Paris, France.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 4 - of - 75 -
1.4
“Calendar Quarter” shall mean each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1; provided that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

1.5
“Clinical Study” shall mean (i) any scientific study or any other test that is required by Laws and Regulations, or otherwise recommended by the Regulatory Authorities, to obtain or maintain Regulatory Approval of Licensed Product and (ii) any human clinical study or other test or study with respect to Licensed Product for an indication that is not required by Law and Regulations, or otherwise recommended by Regulatory Authorities, to obtain or maintain Regulatory Approval for Licensed Product for such indication, including pharmacoeconomic studies, post-marketing surveillance studies and investigator sponsored studies, irrespective of the regulatory statuses of the Licensed Product from country to country within the Territory (i.e. a medical device class III or medicinal product status). A Clinical Study is deemed to “Start” upon the first patient receiving the first dose of Licensed Product in accordance with the relevant study protocol of such Clinical Study. A Clinical Study is deemed to be “Completed” upon lock of study database in accordance with the relevant study protocol. “Clinical Studies” means more than one Clinical Study.

1.6	“CMC” shall mean “Chemistry, Manufacturing and Controls” and refers to the regulatory term under Laws and Regulations used in drug manufacturing and Development.

1.7	“CMO” shall mean a contract manufacturing organization performing manufacturing, packaging, or shipping services for drugs or medical devices.

1.8
“Combination Product” shall mean a product containing (i) a Licensed Product and (ii) one or more active ingredients that are not Licensed Products or a delivery device (whether such elements are combined in a single formulation and/or package, as applicable, or formulated and/or packaged separately but sold together for a single price. The existence of a definition of “Combination Product” does not imply any right of Licensee to modify the specifications of the Licensed Product other than in accordance with the rights expressly granted by this Agreement.

1.9
“Commercialization” shall mean any and all activities (whether occurring before or after Regulatory Approval) directed to the marketing, detailing and promotion of the Licensed Product after Regulatory Approval for commercial sale has been obtained, and shall include marketing, promoting, detailing, marketing research, distributing, offering to commercially sell and commercially selling the Licensed Product, manufacturing in support of any of the foregoing, importing, exporting or transporting the Licensed Product for commercial sale and regulatory affairs with respect to the foregoing. “Commercializing”, “Commercialize” and “Commercialized” shall have corresponding meanings.

1.10
“Commercially Reasonable Efforts” shall mean, with respect to the Development, Commercialization or other Exploitation of Licensed Product, as the case may be, exerting such efforts and employing such resources as would normally and objectively be exerted or employed by a similarly situated company for a product of similar market potential, profit potential and strategic value at a similar stage of its product life, taking into account the competitiveness of the relevant marketplace, the patent, intellectual property and development positions of Third Parties, the applicable regulatory situation, the pricing/reimbursement situation, the commercial viability of the product and other relevant development and commercialization factors based upon then-prevailing conditions.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 5 - of - 75 -
1.11	“Commercial Supply Agreement” shall mean the commercial supply agreement for the supply of Licensee with Nanoparticles as described in Section 8.6.

1.12
“Confidential Information” shall mean all Know How, including the Licensor Know How, the Know How within Licensee Technology, the Development Data, Nanoparticles and non-public information and materials relating to the Licensed Product, or the business, affairs, research and development activities, results of pre-clinical and clinical trials, national and multinational regulatory proceedings and affairs, finances, plans, contractual relationships and operations of the Parties that is treated by the applicable Party as confidential. All terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

1.13
“Control” or “Controlled” shall mean, with respect to an item or right, the possession, whether by ownership or license (in each case other than pursuant to this Agreement), by a Party of the right to grant to the other Party access to or a license to or under each such item or right as provided in this Agreement without violating any agreement or other arrangement with any Third Party.

1.14
“Debar”, “Debarred” or “Debarment” shall mean (i) being debarred, or being subject to a pending debarment, pursuant to section 306 of the FFDCA, 21 U.S.C. § 335a, (ii) being listed by any federal and/or state agencies, excluded, debarred, suspended or otherwise made ineligible to participate in federal or state healthcare programs or federal procurement or non-procurement programs (as that term is defined in 42 U.S.C. 1320a-7b(f), or being subject to any pending process by which any such listing, exclusion, debarment, suspension or other ineligibility could occur, (iii) being disqualified by any government or regulatory agency from performing specific services, or being subject to a pending disqualification proceeding, or (iv) being convicted of a criminal offense related to the provision of healthcare items or services or being subject to any pending criminal action related to the provision of healthcare items or services.

1.15
“Development” shall mean all pre-clinical and other non-clinical testing and clinical research and development activities necessary to obtain Regulatory Approval for the Licensed Product. Development shall include, but not be limited to, clinical testing, test method development and stability testing, toxicology, pharmacokinetics, pharmacoeconomic studies, mechanism studies, quality assurance, Clinical Studies, regulatory affairs and activities, statistical analysis and report writing of submission documents. “Develop”, “Developed” and “Developing” shall have a corresponding meaning.

1.16
“Development Data” shall mean any results of experimentation and testing, processes, laboratory records, chemical, pharmacological, toxicological, clinical, analytical and quality control data, pre-clinical, clinical and non-clinical trial data (including, but not limited to, data generated in Global Studies), study protocols, case report forms, trial master files, data analyses, reports, manufacturing data, techniques, processes and summaries, other information contained in submissions to and information from ethics committees and Regulatory Authorities, health registration data, including but not limited to, registration dossiers, relating to the Licensed Product and any updates thereof. Development Data shall include any Development Data generated by or on behalf of either Licensor or Licensee as well as Development Data generated by or on behalf of Licensor’s Other Licensees or Licensee’s Sublicensees or any such Other Licensees’ or Sublicensees’ sublicensees.

1.17
“Development Plan” shall mean the plan to be established for the Development of the Licensed Product to obtain Regulatory Approval for the Field and for the Territory, as further defined in Section 4.3 hereof. An outline of the initial Development Plan is attached hereto as Exhibit 1.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 6 - of - 75 -
1.18	“Development Supply Agreement” shall mean the agreement for the supply of Licensee with Licensed Product for Development described in Section 8.6.

1.19	“Effective Date” of this Agreement shall mean the date of this Agreement as set forth in the Preamble.

1.20	“Electronic Data Platform” shall have the meaning set forth in Section 4.7.

1.21	“EMA” shall mean the European Medicines Agency or any successor entity having the same functions and responsibilities.

1.22
“European Union” shall mean the economic, scientific and political organization of member states as it may be constituted from time to time, which, as of the Effective Date, consists of Austria, Belgium, Bulgaria, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom of Great Britain and Northern Ireland and that certain portion of Cyprus included in such organization.

1.23
“Exploit” shall mean to make, have made, import, use, sell or offer for sale, including with respect to Licensed Product, to Develop, Commercialize, obtain and maintain Regulatory Approval, manufacture, have manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of Licensed Product, and “Exploitation” shall mean the act of Exploiting.

1.24	“FDA” shall mean the U.S. Food and Drug Administration or any successor entity having the same functions and responsibilities.

1.25	“FFDCA” shall mean the United States Food, Drug, and Cosmetic Act, as amended from time to time.

1.26
“FFF Manufacture” shall mean the steps of formulation, fill and finish (including but not limited to labeling) of the Nanoparticles to manufacture Licensed Products in accordance with Licensor’s instructions and the Licensed Product’s current or future specifications [***].

1.27	“Field” shall mean the treatment of cancer in combination with radiotherapy.

1.28
“First Commercial Sale” shall mean the first sale in a country in the Territory of a Licensed Product to a Third Party by Licensee or its Related Parties for use in the Field and in the Territory, after the applicable Licensed Product has obtained Regulatory Approval in such country. First Commercial Sale will not include a sale of a Licensed Product to a Related Party or sales of Licensed Products to be used for Clinical Studies.

1.29
“GCP” shall mean the current Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses, and reporting of clinical trials, including without limitation supranational, national and local legislation, regulations and official guidance, including but not limited to, as applicable, the International Conference on Harmonization (ICH) Guidelines for Good Clinical Practice (E6), EU Directive 2001/20/EC, EU clinical trial guidelines Volume X (EudraLex) and the FDA’s regulations and guidance documents for the conduct of clinical trials.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 7 - of - 75 -
1.30
“Generic Product” shall mean with respect to Licensed Product, on a country-by-country basis, a product (i) that contains Nanoparticles (or equivalent as determined by the relevant Regulatory Authority); and (ii) that has received Regulatory Approval in such country through a regulatory approval process by which the sponsor or the regulatory agency references the Licensed Product or relies, in whole or in part, upon the data supporting the Licensed Product and such product is considered a “generic” version of the Licensed Product (including any therapeutically equivalent or substitutable version of the Licensed Product and any extended-release version of the Licensed Product). “Generic Product” shall not include any products sold or authorized for sale by a Party, its Affiliates or sublicensees, including through the granting of a Right of Reference or Use.

1.31
“Global Study” shall mean a global Clinical Study being or to be conducted by or on behalf of Licensor in the Field and within and outside the Territory. “Global Studies” means more than one Global Study.

1.32
“GMP” shall mean all standards relating to current Good Manufacturing Practices for fine chemicals, API, intermediates, bulk products or finished pharmaceutical products, including without limitation, as applicable, EU Good Manufacturing Practice Guidelines for Medicinal Products Volume IV (EudraLex), ICH Guidelines relating to the manufacture of API and finished pharmaceuticals, FDA current good manufacturing practice regulations and guidance documents as well as Laws and Regulations promulgated by any governmental authority having jurisdiction over the manufacture of the Licensed Product or any components of either of the foregoing, or published guidance documents (including advisory opinions, compliance policy guides and guidelines) promulgated by any Regulatory Authority having jurisdiction over the manufacture the Licensed Product, which guidance documents are being implemented within the pharmaceutical manufacturing industry.

1.33
“Invention(s)” shall mean any and all inventions and discoveries, whether or not patentable or otherwise protectable under the Laws and Regulations of any country, which relate to the Licensed Product, whether in the Field or not, and which are conceived, discovered or reduced to practice during the Term.

1.34	“Joint Steering Committee” or “JSC” shall mean Joint Steering Committee established by the Parties pursuant to Section 3.1.

1.35	“Joint Invention” shall have the meaning set forth Section 9.2(iii).

1.36	“Joint Patent Rights” shall have the meaning set forth Section 9.2(iii).

1.37	“Joint Technology” shall have the meaning set forth Section 9.2(iii).

1.38
“Know How” shall mean any and all data and information which is Confidential Information of either Party comprising or relating to concepts, discoveries, data, designs, formulae, ideas, Inventions, improvements, materials, methods, models, research plans, procedures, designs for experiments and tests and results of experimentation and testing, processes, laboratory records, pre-clinical, clinical and non-clinical trial data, case report forms, data analyses, reports, or summaries and information contained in submissions to and information from ethics committees and Regulatory Authorities. Know How includes documents containing know how, including but not limited to, any rights including trade secrets, copyright, database or design rights protecting such know how.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 8 - of - 75 -
1.39
“Laws and Regulations” shall mean (i) all applicable laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes of conduct, statutory guidance, codes and guidance having the force of law, directives and regulations; and (ii) all applicable judicial, executive, legislative or administrative orders, directives, decrees, injunctions, judgments, permits, agreements, and other legal requirements applicable to the Development, Commercialization and other Exploitation of the Licensed Product; and (iii) all applicable guidance documents and guidelines issued by Regulatory Authorities in its current version or as amended from time to time.

1.40	“License” shall have the meaning set out in Section 2.1.

1.41	“Licensed Product” shall mean NBTXR3 in any dose including, but not limited to, as part of a Combination Product.

1.42
“Licensee Net Sales” shall be calculated in accordance with international financial reporting standards (IFRS) and shall mean with respect to any Licensed Product, the gross sales of such Licensed Product by Licensee or its Related Parties to Third Parties (other than a Sublicensee) in an arm lengths transaction, less the following amounts actually deducted or allowed:

(i)
discounts, credits, retroactive price reductions, rebates, refunds, chargebacks, allowances and adjustments granted to non-Sublicensee Third Parties, including Medicaid, managed care and similar types of rebates, which are, in each case, imposed upon Licensee or its Related Parties by any Regulatory Authority or other entity with the authority to impose or demand such discounts, credits, retroactive price reductions, rebates, refunds, chargebacks, allowances and adjustments;

(ii)
voluntary trade, quantity and cash discounts and rebates allowed or given, and customary fees paid to wholesale distributors, which are, in each case, consistent with Licensee’s customary past practice;

(iii)
sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of the Licensed Product (other than income taxes of Licensee or its Related Parties), and import and customs duties imposed upon and paid directly with respect to delivery, sale or use of Licensed Products;

(iv)	credits or allowances for damaged goods, returns or rejections actually paid on account of rejection or return of a Licensed Product; and

(v)	transportation, importation, shipping insurance, postage, freight and other handling expenses to the extent included in the price or otherwise paid by the Third Party.

If Licensee or its Related Parties sells, after agreement by the JSC and [***], any Licensed Product in the form of a Combination Product, Licensee Net Sales of such Combination Product for the purpose of determining the royalty due to Licensor pursuant to Section 7.4 will be calculated by [***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 9 - of - 75 -
[***].

1.43
“Licensee Technology” shall mean the Patent Rights and related Know How Controlled by Licensee, its Affiliates and Sublicensees on or after the Effective Date that are necessary for the development, commercialization or exploitation in the Field of products (including, but not limited to, the Licensed Product) that are primarily based on solid nanoparticle technology, including but not limited to, Licensee’s interest in any Joint Technology that meets the requirements of this Section 1.43. Licensee Technology does not include Development Data generated by or for Licensee, Licensee’s Sublicensees or any sublicensee of any such Sublicensee.

1.44
“Licensor Competitor” means (i) a Third Party that, at the time Licensee informs Licensor that it intends to enter into sublicensing discussions with such Third Party, is developing or commercializing, or has publicly announced that it intends to develop or commercialize, a product that is primarily based on solid nanoparticle technology, or (ii) a person or entity that directly controls (as that term is used in Section 1.1) or is directly controlled (as that term is used in Section 1.1) by a person or entity described in clause (i) of this Section 1.44.

1.45
“Licensor Know How” shall mean the Know How that is Controlled by Licensor on or after the Effective Date that is necessary for the Development. Commercialization or Exploitation of the Licensed Product in the Field and in the Territory including, but not limited to, Development Data and Licensor’s interest in any Joint Technology, except for Know How that consists of results of early research (prior to pre-clinical studies) and CMC/manufacturing Know How not necessary to obtain or maintain Regulatory Approval in the Field and in the Territory. The Licensor Know How in existence on the Effective Date which Licensee will receive is described in more detail in Exhibit 2 hereto.

1.46
“Licensor Net Sales” shall be calculated in accordance with international financial reporting standards (IFRS) and shall mean with respect to any Licensed Product, the gross invoiced sales of such Licensed Product by Licensor and its Related Parties to Third Parties in the Revertible Territory after exercise by Licensor of its right to terminate Licensee’s rights within the Revertible Territory in accordance with Section 2.4 in an arm lengths transaction, less the following amounts actually deducted or allowed:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 10 - of - 75 -
(i)
discounts, credits, retroactive price reductions, rebates, refunds, chargebacks, allowances and adjustments granted to non-Sublicensee Third Parties, including Medicaid, managed care and similar types of rebates, which are, in each case, imposed upon Licensee or its Related Parties by any Regulatory Authority or other entity with the authority to impose or demand such discounts, credits, retroactive price reductions, rebates, refunds, chargebacks, allowances and adjustments;;

(ii)
voluntary trade, quantity and cash discounts and rebates allowed or given, and customary fees paid to wholesale distributors, which are, in each case, consistent with Licensor’s customary past practice;

(iii)
sales, excise, turnover, inventory, value-added, and similar taxes assessed on the sale of the Licensed Product (other than income taxes of Licensor or its Related Parties), and import and customs duties imposed upon and paid directly with respect to delivery, sale or use of Licensed Products;

(iv)	credits or allowances for damaged goods, returns or rejections actually paid on account of rejection or return of a Licensed Product; and;

(v)	transportation, importation, shipping insurance, postage, customs clearance, freight and other handling expenses to the extent included in the price or otherwise paid by the Third Party.

If Licensor or its Related Parties sells, after agreement by the JSC, any Combination Product, Licensor Net Sales of such Combination Product for the purpose of determining the royalty due to Licensee pursuant to Section 7.7(ii) will be calculated by [***].

1.47	“Licensor’s Other Licensees” shall mean any Third Party with whom Licensor has entered into a license agreement for Exploitation of the Licensed Product outside the Territory and within the Field.

1.48
“Licensor Patent Rights” shall mean the Patent Rights that are Controlled by Licensor on or after the Effective Date within the Territory, including but not limited to, Licensor’s interest in any Joint Patent Rights, which cover the Licensed Product. Without limiting the generality of the definition set forth in this Section 1.48, the Licensor Patent Rights on the Effective Date are listed in more detail in Exhibit 3 hereto.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 11 - of - 75 -
1.49	“Licensor Technology” shall mean, collectively, the Licensor Know How, the Licensor Patent Rights, and the Licensor Trademark.

1.50	“Licensor Trademark” shall mean the trademark “NanoXray”, in any alphabetical characters.

1.51	“Major Market Country” means China, India, Japan, South Korea or Taiwan.

1.52	“Manufacturing Cost” shall have the meaning set forth set forth on Exhibit 4.

1.53	“Manufacturing Cost Cap” shall have the meaning set forth on Exhibit 4.

1.54	“MRA Territory” means Australia and New Zealand.

1.55	“Nanoparticles” shall mean the crystalline hafnium oxide (HfO2) nanoparticles forming the basis of the Licensed Product.

1.56
“NBTXR3” shall mean Licensor’s product candidate NBTXR3, a pyrogen-free, sterile aqueous suspension of Nanoparticles with a biocompatible coating of hexamethylphosphate which provides a negative surface charge to the Nanoparticles at neutral pH for intra-tumoral and intra-arterial injection.

1.57	“Non-Releasing Party” shall have the meaning set forth in Section 16.11(ii).

1.58	“Non-Revertible Territory” shall mean China (including Hong Kong and Macau) and Taiwan.

1.59	“Party” or “Parties” shall mean Licensee or Licensor, or Licensee and Licensor, as the context requires.

1.60
“Patent Right(s)” shall mean any and all (i) patents, (ii) pending patent applications, including, without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, and all patents granted thereon, (iii) all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms, including, without limitation, supplementary protection certificates or the equivalent thereof, and (iv) all foreign counterparts of any of the foregoing.

1.61
“Phase I Study” shall mean a Clinical Study of a Licensed Product in human subjects in accordance with Laws and Regulations and GCP that generally meets the requirements of 21 C.F.R. § 312.21(a), as amended (or its successor regulation or comparable laws in countries outside the United States).

1.62
“Phase II Study” shall mean a Clinical Study of a Licensed Product in human subjects in accordance with Laws and Regulations and GCP that generally meets the requirements of 21 C.F.R. § 312.21(b), as amended (or its successor regulation or comparable laws in countries outside the United States) that is intended to support a preliminary determination as to whether such Licensed Product is safe for its intended use, and to provide preliminary information about such Licensed Product’s efficacy, in order to permit the design of further Clinical Study(ies), including Phase III Studies.

1.63
“Phase III Study” shall mean a controlled Clinical Study in human subjects of the efficacy and safety of a Licensed Product, which is prospectively designed to demonstrate statistically whether such Licensed Product is effective and safe for use in a particular indication in a manner sufficient to file an application to obtain Regulatory Approval to market such Licensed Product as further defined in 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 12 - of - 75 -
1.64
“Pilot Study” shall mean an initial Clinical Study commonly referred to as a pilot or feasibility study to gain clinical experience in using the Licensed Product as a medical device prior initiating a large-scale Clinical Study.

1.65
“Pivotal Study” shall mean a Clinical Study in a sufficient number of human patients to collect the primary evidence of safety and effectiveness of the Licensed Product for the purpose of preparing and submitting applications for or otherwise obtaining Regulatory Approval as a medical device.

1.66
“Regulatory Approval” shall mean any and all approvals (including the approval by an applicable governmental authority in certain countries or territories with respect to the price at which a pharmaceutical product or a medical device is sold and can be reimbursed by healthcare insurers), licenses, registrations or authorizations of any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, necessary for the marketing and sale of a pharmaceutical product or a medical device in a given regulatory jurisdiction.

1.67
“Regulatory Authorities” shall mean any competent national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity, ethics committee or authority involved in the granting or controlling of Regulatory Approvals or otherwise exercising authority with respect to the Exploitation of the Licensed Product in the Territory.

1.68	“Related Parties” means a Party’s Affiliates and (i) in the case of Licensee, Licensee’s Sublicensees, and (ii) in the case of Licensor, Licensor’s Other Licensees.

1.69	“Releasing Party” shall have the meaning set forth in Section 16.11(ii).

1.70	“Right of Reference or Use” shall mean a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and equivalent rights outside the United States.

1.71
“Revertible Territory” shall mean Bangladesh, Brunei, Burma, Cambodia, East Timor, India, Indonesia, Japan, Korea (including South Korea and North Korea), Laos. Malaysia, Mongolia, Pakistan, Papua New Guinea, Philippines, Singapore, Thailand, and Vietnam.

1.72
“Royalty Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period of time beginning upon the date of First Commercial Sale of a Licensed Product in that country, and ending upon the later to occur of (i) the expiration of the last Valid Claim of a Licensor Patent Right covering such Licensed Product in such country, or (ii) ten (10) years from the First Commercial Sale of the Licensed Product in such country.

1.73	“Safety Data Exchange Agreement” or “SDEA” shall mean the agreement described in Section 10.2.

1.74
“Sublicensee” shall mean an entity to which Licensee grants a sublicense under Licensee’s License pursuant to Section 2.5; provided that “Sublicensee” does not include (i) any of Licensee’s Affiliates, or (ii) wholesale distributors of Licensee or its Affiliates who, in each case, purchase Licensed Products from Licensee or its Affiliates

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 13 - of - 75 -
 in an arm’s length transaction and who have no other obligation, including a reporting obligation, to Licensee or its Affiliates, with respect to any subsequent use or disposition of such Licensed Products.

1.75	“Supply Failure” shall have the meaning set forth in Section 8.7(iv).

1.76	“Term” shall have the meaning set forth in Section 14.1.

1.77
“Territory” shall mean, initially, the Non-Revertible Territory, the Revertible Territory and the MRA Territory. If Licensor exercises its right to terminate Licensee’s License with respect to the Revertible Territory and/or the MRA Territory in accordance with Sections 2.3 and/or 2.4, the term “Territory” shall, as of the effective date of each such termination, no longer include such terminated portion(s) countries.

1.78	“Third Part(y/ies)” shall mean any party other than the Parties and their respective Affiliates.

1.79	“Third Party Agreement” shall have the meaning set forth in Section 12.2(iv).

1.80	“Valid Claim” shall mean

(i)
any claim of an issued and unexpired Licensor Patent Right, which has not been held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a decision that is not appealed or cannot be appealed, and which has not been disclaimed or admitted to be invalid or unenforceable through reissue or otherwise; or

(ii)
a pending claim in a pending patent application within the Licensor Patent Rights. Notwithstanding the foregoing clause (i), in the event that a pending claim in a pending application does not issue as a valid and enforceable claim in an issued patent within eight (8) years after the earliest date from which such patent application claims priority, such a pending claim will not be a Valid Claim, unless and until such pending claim subsequently issues as a valid and enforceable claim in an issued patent, in which case such claim will be reinstated and be deemed to be a Valid Claim as of the date of issuance of such patent.

2.	Grant and Scope of License

2.1
Exclusive License Grant to Licensee. Subject to the terms of this Agreement, including but not limited to Section 2.2, Licensor hereby grants to Licensee as of the Effective Date and for the Term, and Licensee hereby accepts, the exclusive (even as to Licensor), perpetual and irrevocable (subject to Sections 2.3, 2.4 and 14) license, with the right to sublicense (subject to Section 2.5) through multiple tiers under and to the Licensor Technology in order to:

(i)	Exploit or have Exploited the Licensed Product in the Field and in the Territory; and

(ii)	use the Licensor Trademark in connection with the Exploitation of the Licensed Product in the Field and in the Territory,

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 14 - of - 75 -
in accordance with the terms and conditions, and subject to the limitations of this Agreement (the foregoing rights referred to hereinafter as the “License”).

2.2	Exclusions from the License. The License set forth in Section 2.1 shall be restricted as follows:

(i)
Unless and until a Supply Failure occurs, Licensee’s right to make or have made Licensed Products shall be limited to using Nanoparticles supplied by Licensor for FFF Manufacture of the Licensed Product in the Field and in the Territory. But, upon occurrence of a Supply Failure, Licensee’s License shall cover all rights to make or have made Licensed Products including, but not limited to, the right to make or have made Nanoparticles;

(ii)
The Parties agree that Licensee’s License to Develop the Licensed Product shall not include the right to modify the substance of the Licensed Product, in particular, Licensee shall not modify (i) the coating of NBTXR3 and/or (ii) the Nanoparticle and Licensee shall not reverse engineer the Nanoparticle.

2.3
Termination by Licensor of MRA Territory. Licensor shall have the right to terminate the License with respect to the MRA Territory with immediate effect by giving written notice to Licensee. If Licensor terminates the License with respect to the MRA Territory, then Licensee’s License shall lapse with respect to the MRA Territory.

2.4	Termination by Licensor of Revertible Territory.

(i)
Licensor shall have the right to terminate the License in the Revertible Territory by giving written notice to Licensee at any time after Licensee has Completed at least one (1) Phase I Study (in case of medicinal product designation for Licensed Product) or Pilot Study (in case of medical device designation for Licensed Product) under the following conditions:

(1)	if Licensor is or has been acquired by a Third Party through merger or purchase of all or substantially all of Licensor’s stock or assets; or

(2)
If Licensor has entered into a license or similar agreement containing development and commercialization terms with a Third Party to Exploit the Licensed Product outside the Territory, and such Third Party wishes to obtain an exclusive license to Exploit the Licensed Product in the Field in the Revertible Territory.

(ii)
If Licensor elects to terminate the License with respect to Revertible Territory, Licensor must send written notice to Licensee seeking to terminate the License for the entire Revertible Territory and not on a country-by-country basis.

(iii)	Licensee shall have the right to refuse Licensor’s termination under Section 2.4(ii) on a country-by-country basis if Licensee:

(1)
is actively negotiating with a potential Sublicensee in good faith and has received a draft term sheet from such potential Sublicensee or has provided a draft term sheet to such potential Sublicensee; or

(2)	has granted a sublicense in accordance with Section 2.5 to a Sublicensee; or

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 15 - of - 75 -
(3)	has, filed for Regulatory Approval of the Licensed Product in the applicable country.

Licensee shall send written notice to Licensor within thirty (30) days after Licensee’s receipt of Licensor’s notice under Section 2.4(ii) stating in reasonable detail the grounds for refusal.

(iv)	If Licensee refuses Licensor’s termination under Section 2.4(ii) as provided in Section 2.4(iii), then:

(1)	Licensee’s rights under the License will be terminated only in those countries within the Revertible Territory for which Licensee did not refuse Licensor’s termination;

(2)	Licensee’s rights under the License will continue in those countries within the Revertible Territory for which Licensee refused Licensor’s termination; and

(3)
Licensor will have, subject to Section 2.4(v), no further right under this Section 2.4 to terminate Licensee’s rights in those countries within the Revertible Territory for which Licensee refused Licensor’s termination.

(v)
If Licensee refuses Licensor’s termination under Section 2.4(ii) as provided in Section 2.4(iii)(1), [***] then Licensor may, within [***] days after receipt of Licensee’s notice of the expiration of the applicable period, inform Licensee with a written notice that Licensor wishes to re-exercise its right to terminate the License in the affected portion of the Revertible Territory. If Licensor so notifies Licensee, Licensee’s rights under the License in the affected portion of the Revertible Territory will terminate and Licensor will have the same rights and obligations with regard to the affected portion of the Revertible Territory as it does for the other parts of the Revertible Territory where Licensee’s rights were originally terminated including, but not limited to, the obligation to make all payments under Section 7.7. If Licensor does not wish to re-exercise its right to terminate the License in such affected portion of the Revertible Territory, or if Licensor fails to provide Licensee with written notice that it wishes to re-exercise its right to terminate the License in such affected portion of the Revertible Territory within the [***] day period set forth in this Section 2.4(v), then Licensor will have no further right to terminate Licensee’s rights in the affected portions of the Revertible Territory.

2.5	Sublicenses. Subject to the requirements of this Section 2.5, Licensee shall be entitled to sublicense any or all of its rights under this Agreement through multiple tiers:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 16 - of - 75 -
(i)	Licensee has informed Licensor of the discussions with such potential Sublicensee in accordance with Section 3.7; and

(ii)
Each sublicense granted by Licensee will be pursuant to a written agreement that imposes on such Sublicensee obligations that are at least as protective of Licensor’s rights as the relevant restrictions and limitations set forth In this Agreement, including provisions regarding Commercially Reasonable Efforts, exclusions from the License, termination of the MRA Territory, development obligations (to the extent applicable), regulatory activities (to the extent applicable), commercialization (to the extent applicable), confidentiality, sharing of Development Data, Joint Technology, audit, record-keeping and termination, including consequences of termination. Any such sublicense agreement shall include provisions on warranties and liabilities, indemnification and insurance that are not inconsistent with those contained in this Agreement. If Licensee grants a sublicense to a Third Party as permitted by this Section 2.5, then Licensee shall provide Licensor prompt written notice thereof. Licensee shall provide Licensor with an executed copy of any such sublicense agreement (redacted as Licensee may reasonably determine to protect confidential or commercially sensitive information; provided that Licensee may not redact any information that is necessary for Licensor to determine whether such sublicense meets the requirements of this Agreement). Except as otherwise agreed by the Parties in writing, Licensee shall be jointly and severally responsible with its Sublicensees to Licensor for failure by its Sublicensees to comply with this Agreement; and

(iii)	Licensee shall not grant without the prior written consent of Licensor a sublicense to (1) a Licensor Competitor; or (2) Licensee’s rights [***].

2.6
Licensor Know How Data Packages. In furtherance of the rights and licenses granted by Licensor to Licensee under this Agreement, Licensor shall furnish to Licensee all Licensor Know How which is necessary and useful to Develop and Commercialize the Licensed Product in the Field and in the Territory. The Parties agree that Licensee will have access to an electronic copy of the Licensor Know How only, but Licensee will have the ability to download and print such electronic copy. Licensee may use the Licensor Know How furnished by Licensor under this Section 2.6 solely to carry out its rights and comply with its obligations under this Agreement. In the event Licensee reasonably believes that the Licensor Know How furnished by Licensor under this Section 2.6 is incomplete, Licensee shall provide written notice thereof to Licensor, and Licensor shall furnish such missing Licensor Know How, if available, as quickly as possible, but in any event no more than thirty (30) days after receipt of Licensee’s written notice hereunder. Licensor shall use its reasonable endeavors to answer all questions received from Licensee regarding the Licensor Know How as soon as reasonably possible after receipt. All such Licensor Know How shall be included in the Electronic Data Platform. For the period before the Electronic Data Platform is established, Licensor will continue to grant Licensee access to the electronic data room of Licensor that was reviewed by Licensee during the due diligence phase leading up to this Agreement. In addition, Licensor will provide to Licensee a copy of the Licensor Know How in existence on the Effective Date on a DVD-ROM or other appropriate media acceptable to Licensee at Licensor’s cost. In addition, if at any time the Electronic Data Platform is not functioning properly, each Party agrees to provide, at the request of the other Party, updated Know How on a DVD-ROM or other appropriate media acceptable to the requesting Party.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 17 - of - 75 -
2.7
Documents and Declarations. Licensor shall execute all documents, give all declarations regarding the licenses granted hereunder and reasonably cooperate with Licensee at the costs of Licensee to the extent such documents, declarations and/or cooperation are required for the recordation or registration of the License granted hereunder at competent patent offices in the Territory.

2.8
Retention of Rights. Except as expressly set forth therein, Licensor grants no other right or license under, and reserves all right, title and interest in and to the Licensor Technology. Licensor reserves all rights not explicitly granted herein, including, but not limited to, (i) the exclusive right to Exploit the Licensed Product and/or the Licensor Technology outside of the Territory and outside the Field within the Territory, (ii) the right to conduct Global Studies in the Territory subject to the terms of this Agreement; (iii) the right to terminate the License with respect to the MRA Territory and/or the Revertible Territory in accordance with Sections 2.3 and/or 2.4; (iv) the exclusive worldwide right to manufacture Nanoparticles subject to Section 8.7; (v) the exclusive worldwide right to modify the manufacturing process of Nanoparticles and Licensed Product subject to the provisions of Section 8.5, and (vi) the right to use the Licensor Technology in the Territory to the extent required to perform its obligations to Licensee under this Agreement. Nothing herein shall be construed to grant Licensee the right to use Nanoparticles, NBTXR3 and other Licensor Technology for any product other than the Licensed Product, for any use other than in the Field, and in any country other than a country in the Territory.

2.9	License Grant to Licensor.

(i)
Subject to the terms and conditions of this Agreement, Licensee hereby grants to Licensor a perpetual, non-exclusive, cost-free license, with the right to sublicense in multiple tiers (subject to Section 2.9(ii)), to the Licensee Technology (a) to the extent necessary for Licensor perform its obligations under this Agreement; (b) to Exploit the Licensed Product in any country outside the Territory and in the Field and (c) to develop, manufacture, commercialize, exploit or otherwise use, in the Field anywhere in the world, products other than the Licensed Product that (i) are covered by a Valid Claim that is included in a Licensor Patent Right in existence as of the Effective Date in the form such Valid Claim exists as of the Effective Date, (ii) are primarily based on solid nanoparticle technology, and (iii) do not compete with the Licensed Product.

(ii)
Each sublicense granted by Licensor will be pursuant to a written agreement that imposes on such sublicensee obligations that are at least as protective of the Licensee Technology as the relevant restrictions and limitations set forth in this Agreement, including provisions regarding exclusion from the license, development obligations (to the extent that the sublicense relates to the Licensed Product), regulatory activities (to the extent that the sublicense relates to the Licensed Product), commercialization (to the extent that the sublicense relates to the Licensed Product), confidentiality, sharing of Development Data (to the extent that the sublicense relates to the Licensed Product), and termination, including consequences of termination. If Licensor grants a sublicense to a Third Party as permitted by this Section 2.9(ii), then Licensor shall provide Licensee prompt written notice thereof. Licensor shall provide Licensee with an executed copy of any such sublicense agreement (redacted as Licensor may reasonably determine to protect confidential or commercially sensitive information; provided that Licensor may not redact any information that is necessary for Licensee to determine whether such sublicense meets the requirements of this Agreement). Except as otherwise agreed by the Parties in writing. Licensor shall be jointly and severally responsible with its sublicensees to Licensee for failure by its sublicensees to comply with this Agreement.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 18 - of - 75 -
2.10
Right of Licensor to Request Negotiations. Licensor may at any time request in writing that Licensee make the licenses granted Licensor under Section 2.9(i) exclusive (or, if appropriate, co-exclusive with Licensee), and Licensee will consider such request in good faith. Licensee also agrees that, if it is considering granting a license to the Licensee Technology to a Third Party outside the context of a sublicense pursuant to Section 2.5, it will so inform Licensor and Licensor may request that Licensee offer such license to Licensor. Licensor acknowledges that any license granted by Licensee under this Section 2.10 will be subject to the terms of any licenses to the Licensee Technology previously granted by Licensee to its Sublicensees or other licensees. If the Parties elect to negotiate a license as described in this Section 2.10, such negotiation will be in good faith, but nothing in this Section 2.10 shall require either Party to enter into negotiations with the other Party or conclude any license under this Section 2.10. Further, if Licensee elects to enter into negotiations with Licensor for a license as described in the second sentence of this Section 2.10, nothing in this Section 2.10 will be deemed to limit in any way Licensee’s right to discuss a license covering the same subject matter with Third Parties.

2.11
Reservation of Rights. Except as expressly set forth in Section 2.9(i) and in Section 4.7(ii) with regard to Development Data, Licensee grants no other right or license under, and reserves all right, title and interest in and to, (i) the Licensee Technology, (ii) the Development Data obtained by or for Licensee, Licensee’s Sublicensees or any sublicensees of such Sublicensees, and (iii) any other Patent Rights and Know How Controlled by Licensee on or after the Effective Date.

3.	Joint Steering Committee

3.1
Establishment of the JSC. Promptly after the Effective Date the Parties shall establish and during the Term the Parties shall operate a Joint Steering Committee (JSC), which shall have the primary role in ensuring the overall success of the Development and Commercialization of the Licensed Product in the Field and in the Territory. The JSC shall be comprised of six (6) professionally and technically qualified representatives, three (3) from each Party. The JSC shall meet at such time as the JSC shall agree from time to time, but at least once every six (6) months. Licensee shall designate the chairman of the JSC who shall be responsible to call the regular meetings and Licensor shall designate the vice-chairman. JSC meetings may be conducted in person, by telephone or videoconference. Until the First Commercial Sale of a Licensed Product in the Field and in the Territory at least one (1) meeting per calendar year shall be held in person. Each Party shall provide the other Party with written notice of its representatives for the JSC within ten (10) days after the Effective Date of this Agreement and, thereafter, immediately upon replacement. Each Party may invite guests to the meetings, in order to discuss special scientific, non-clinical, clinical, technical or commercial topics. Prior to each meeting of the JSC the Parties will exchange an agenda and written summaries of recent Development Data and other information, relating to their respective activities and the activities of Licensee’s Sublicensees or Licensor’s Other Licensees in accordance with Section 4.7 hereof. In addition to regular scheduled meetings, either of the chairman or vice-chairman may convene a special meeting of the JSC with two (2) weeks’ written notice if such meeting is to be conducted in person, and with one (1) week’s written notice if such meeting is to be conducted by teleconference, or such shorter period as the chairman and vice-chairman may agree;

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 19 - of - 75 -
provided that, such notice periods will be extended for any holidays in the receiving Party’s home country that occur during such notice period. For regular meetings the chairman shall prepare and circulate to each JSC member an agenda for each meeting not later than one (1) week prior to such meeting, and the vice-chairman shall have the right to supplement the agenda within four (4) days after receipt of the agenda or such shorter period as the chairman or vice-chairman may agree. In case of a special meeting the meeting requesting person (either the chairman or the vice-chairman) shall circulate to each JSC member an agenda together with the invitation for the special meeting and the other. Non-meeting-calling chairman shall have the right to supplement the agenda within four (4) days after receipt of the agenda or such shorter period as the chairman or vice-chairman may agree.

3.2
Responsibilities of the JSC. As described in more detail below, the Joint Steering Committee will supervise the Development, Commercialization and other Exploitation of the Licensed Product in the Field and in the Territory. The expertise of the individuals acting as each Party’s JSC representatives shall reflect the Development stage of the Licensed Product. The tasks of the JSC shall include, subject to the terms of this Agreement:

(i)
review and approve drafts of the Development Plan and any amendments thereto submitted in accordance with Section 4.3 including, but not limited to any plans of Licensee to Develop or Commercialize a Combination Product;

(ii)	oversee the pre-clinical, clinical and regulatory program for Licensed Product, consistent with the applicable Development Plan;

(iii)	review and approve the scientific integrity of all Clinical Studies (including, if applicable Global Studies);

(iv)
review and coordinate the statistical analysis plans and protocols (and any investigator’s brochures and revisions thereto) for each Clinical Study conducted in the Territory with respect to the Licensed Product (including, if applicable Global Studies);

(v)	monitor the progress of all Clinical Studies (including, if applicable Global Studies) and other Development activities concerning the Licensed Product;

(vi)	determine whether to suspend any Clinical Studies (including, if applicable Global Studies) in accordance with Section 4.8;

(vii)	review and coordinate any publication and communication strategy of results of Clinical Studies;

(viii)	review and coordinate the proposed regulatory strategy and regulatory designation request of the Licensed Product for each country of the Territory;

(ix)	review the communication strategy with Regulatory Authorities and coordinate briefing documents to be used in meetings with Regulatory Authorities;

(x)	facilitate the exchange of all Development information and data relating to all research and studies including Clinical Studies for Licensed Product;

(xi)
oversee the development of a manufacturing strategy for supplies of Nanoparticles and Licensed Product for Clinical Studies (including, if applicable Global Studies) to ensure that such Licensed Product is manufactured, packed

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 20 - of - 75 -
and labeled in accordance with GMP in a timely manner to ensure delay-free conduct of Clinical Studies (including, if applicable, Global Studies);

(xii)
oversee the development of robust processes for Licensed Product manufacture that are capable of scale-up to commercial scale and can be validated and operated reliably to produce consistently product of the required standard;

(xiii)	oversee the conduct of appropriate stability studies, using appropriate and validated analytical methods, according to current ICH guidelines;

(xiv)	review the needs and requirements for supplies of Nanoparticles and Licensed Product and the manufacture thereof;

(xv)	review and coordinate patent and other intellectual property strategy and, to the extent applicable, patent litigation strategy;

(xvi)	discuss the necessity and review new in-license agreements for Third Party licenses in accordance with Section 9.8(ii);

(xvii)	review and coordinate market and commercialization strategy within the bounds of applicable Laws and Regulations;

(xviii)	establish guidelines for operation and maintenance of the Electronic Data Platform as described in Section 4.7

(xix)	discuss and resolve any proposals by Licensor to exceed Manufacturing Cost Cap as described on Exhibit 4; and

(xx)	establish project teams and tasks for these teams on an “as-needed” basis.

Licensor shall keep accurate and complete minutes of the JSC meetings and shall circulate such minutes in English to Licensee within ten (10) Business Days after each meeting, and the Parties shall agree on the minutes after having given reasonable considerations to the other Parties comments without undue delay by exchanging signed electronic copies. All records of the JSC shall be available at all times to each Party through the Electronic Data Platform. Each Party shall be responsible for the expenses incurred by its employees and its members of the JSC.

3.3	First Right of Information. [***].

3.4
Decision Making; Casting Vote. Each Party shall have one (1) vote and, subject to the terms of this Section 3.4, all decisions will be made unanimously. In the event the JSC is unable to agree on any matter after good faith attempts to resolve a disagreement in a commercially reasonable fashion then either Party may refer the disagreement to a one- to-one personal face-to-face meeting between the Chief Executive Officer of Licensee and the Chief Executive Officer of Licensor which shall take place within fourteen (14) days of the date of the relevant referral. If the Chief Executive Officer of Licensee and the

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 21 - of - 75 -
Chief Executive Officer of Licensor cannot resolve such disagreement in a mutually acceptable manner within a further fourteen (14) day period after such personal face-to- face meeting, then:

(i)	[***]

(ii)	[***]

(iii)	[***]

(iv)	[***]

(1)	[***]

(2)	[***]

(3)	[***]

[***]

(v)	[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 22 - of - 75 -
3.5	Expert Decision. Neither Party shall have final decision-making authority in the event the disputed topic concerns the following:

(i)	the determination whether a milestone has been successfully completed and whether a milestone becomes payable; or

(ii)
any amendment to the Development Plan which may lead to a delay of the Development or adversely affect the successful Development of the Licensed Product in the Field either within or outside the Territory;

(iii)
the determination of the reasonable Development costs incurred by Licensee and the market potential of the Licensed Product upon termination of the Revertible Territory (or parts thereof) in accordance with Section 2.4; or

(iv)
the determination whether a request by Licensor to charge Manufacturing Cost in excess of the Manufacturing Cost Cap is justified, and the amount, if any, in excess of the Manufacturing Cost Cap that Licensee is required to pay.

Any dispute regarding such issues on which neither Party has the deciding vote or where this Agreement provides so, shall be referred to independent experts on who the Parties agree as set forth hereinafter: Each Party shall within seven (7) Business Days after one Party notifies the other Party of the dispute in writing propose one (1) independent expert and the other Party shall not unreasonably withhold its consent to the appointment of such expert. The Parties will then promptly make available the same set of documents supporting their proposals to both experts and both experts shall provide their expert opinion as to the fairness of such proposals in English language within four (4) weeks after the second expert has been appointed. If the two (2) experts come to materially dissenting opinions on the respective issue and are unable to resolve the dispute among themselves, a third expert shall, within seven (7) Business Days after such period ends, be appointed either jointly by the Parties or by the Chamber of Commerce in New York City, New York, USA, if the Parties cannot agree, who is an expert in the particular scientific or technical area at issue and who shall act as an expert and not an arbitrator. Such third expert shall have access to the written opinions of the two (2) other experts as well as to all documents that were made available to the two (2) experts. The third expert shall then within two (2) weeks approve either one (1) of the two (2) written opinions of the first two (2) experts, and such opinion approved by the third expert shall be considered final and binding on the Parties except if there has been a manifest error on the face of the decision whereupon the Parties may revert to their respective remedies under Section 16.7 below. Either Party shall bear the costs of its appointed expert, and the costs of such third expert shall be borne by the Party, whose expert opinion was not approved. The Parties shall use their good faith efforts to expedite the process set forth in this Section 3.5.

3.6	Limits on JSC Power. Except to the extent explicitly permitted in this Agreement, the JSC shall have no power to amend this Agreement.

3.7
Right of Information. Without limiting Licensor’s obligations and Licensee’s rights under Section 3.3, during the Term, each Party shall keep the JSC reasonably and regularly informed about its Exploitation of Licensed Product. In particular, Licensor will keep Licensee reasonably informed about the development and commercialization of a Combination Product outside the Territory and in the Field. Further, (i) each Party shall promptly inform the other Party of discussions with potential Third Party licensees or sublicensees with respect to the Exploitation of the Licensed Product in the Territory (inside the Field with respect to the Licensee and outside the Field with respect to the Licensor) and (ii) Licensor shall promptly inform Licensee of discussions with potential licensees for development and commercialization of its products NBTX-IV and NBTX-TOPO inside the Territory, in both cases (i) and (ii) once a binding confidentiality agreement has been signed with the applicable Third Party. In that case such Party shall provide the other Party with the name of the Third Party and the general scope of the proposed license. The Parties shall ensure that such potential licensees or sublicensees agree to the disclosure in accordance with this Section 3.7. Both Parties will inform the (vice-) chairman of the other Party in between the meetings of the JSC in case of important and material events concerning the Exploitation of the Licensed Product.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 23 - of - 75 -
3.8
Licensor Agreements with Third Parties. If and when Licensor exercises its right to enter into one or more agreements with Third Parties regarding Licensed Products or Nanoparticles outside of the Territory or in the Territory but outside the Field, Licensor agrees that such agreements shall be consistent with, and not conflict with, Licensor’s obligations to Licensee under this Agreement.

4.	Development Obligations

4.1
Scope and Conduct of the Development. Licensee shall use Commercially Reasonable Efforts to Develop, at its cost, the Licensed Product in the Field in the Territory. The Development of the Licensed Product in the Field and in the Territory shall be performed in accordance with the Development Plan, GCP, GMP and Laws and Regulations in order to obtain Regulatory Approval, either as medicinal product or a medical device, in the Field throughout the Territory. The Parties expressly agree that any Development activities shall be performed in accordance with the Laws and Regulations throughout the Territory as well as Laws and Regulations and GCP applied by the EMA and the FDA to the Licensed Product so that any Development Data generated by Licensee, its Affiliates or Sublicensees is usable to obtain Regulatory Approval for the Licensed Product in the European Union and the USA.

4.2
Studies. In particular, Licensee shall use Commercially Reasonable Efforts to conduct the Development within the timeframes set forth in the Development Plan. Licensee and Licensor explicitly understand and agree that Licensee commits to use Commercially Reasonable Efforts to:

(i)
to Start a minimum of two (2) Phase I Studies (in case of medicinal product designation for Licensed Product)/Pilot Studies (in case of medical device designation for Licensed Product) in two (2) different tumor indications within the Field and within the Territory. The timeline for the Start of these Clinical Studies shall be (a) eighteen (18) months after the Effective Date of this Agreement in case Licensee reasonably determines that further pre-clinical studies are needed for a particular clinical indication based on information received from Regulatory Authorities or from qualified and experienced experts, such information to be shared with Licensor through the Electronic Database and provided that such further pre-clinical studies are actually conducted; or (b) [***] months after the Effective Date in case no pre-clinical studies are needed for a particular clinical indication. For the avoidance of doubt, Licensee’s commitment includes the obligation to conduct pre-clinical studies that are required to conduct the above Clinical Studies and to bear all related costs; and

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 24 - of - 75 -
(ii)
to Start a third (3rd) Phase I Study (in case of medicinal product designation for Licensed Product)/Pilot Study in a third indication (in case of medical device designation for Licensed Product) within thirty-six (36) months after the Effective Date of this Agreement or sooner, if feasible; provided that, it will not be a breach of this Agreement if Licensee does not Start such third (3rd) Phase I Study sooner than thirty-six (36) months after the Effective Date of this Agreement. The estimated timeline for the Start and the outline of this third Phase I Study (in case of medicinal product designation for Licensed Product)/Pilot Study (in case of medical device designation for Licensed Product) will be determined in the Development Plan.

provided as to each of clauses (i) and (ii) above, that (a) the protocol for each such Clinical Trial is approved by the relevant Regulatory Authority and institutional review board; (b) there are no delays caused by a Regulatory Authority (including by imposition of a clinical hold or otherwise); and (c) there are no other factors that cause a delay that could not have been reasonably avoided by Licensee in all of the three cases (a), (b) and (c), always provided that Licensee has timely submitted all relevant applications and filings to the Regulatory Authorities in order to meet the above indicated timelines.

It is acknowledged and understood by both Parties that the design may deviate from the above outline of the three Clinical Studies as, by way of example only. Licensee may initiate one Pilot Study/Phase I Study in two (2) different tumor indications. If the Licensed Product has different regulatory designations from country to country within the Territory (i.e. a medical device class III in one country and a medicinal product designation in another country) then Licensee shall take into account the different Development needs of the different designations. If based on the above Clinical Studies further Development of the Licensed Product is not unreasonable, then the JSC shall discuss and use good faith to reach agreement on a Phase II Study (in case of medicinal product designation for Licensed Product)/Pivotal Study (in case of medical device designation for Licensed Product) plan within the Territory that complies with the requirements of this Agreement.

4.3
Development Plan. An outline of the initial Development Plan as of the Effective Date is attached hereto as Exhibit 1. The Parties agree that certain changes to the outline of the initial Development Plan may result from the outcome of meetings with the Regulatory Authorities. A detailed Development Plan based on the outline of the initial Development Plan in Exhibit 1 will be provided for review and approval by the Joint Steering Committee no later than six (6) months after the Effective Date. Thereafter, the Development Plan will be updated from time to time by Licensee, but at least once a year, and shall be reviewed and approved by the Joint Steering Committee. The Development Plan shall contain content that is similar to similar documents customarily used in the pharmaceutical industry and shall at a minimum set forth, inter alia, the activities to be performed under the Development Plan, including but not limited to, the non-clinical and clinical development program, Licensee’s and Licensor’s manufacturing activities and the obtaining of Regulatory Approvals in the Field in the Territory; and projected non-binding timelines for each activity and any Development milestone.

4.4	Global Studies.

(i)
Licensor may, from time to time, propose a Global Study by providing all relevant information about such proposed Global Study to Licensee through the JSC. Licensee may determine, in its sole discretion, whether it wishes to participate in such Global Study in the Territory. The Parties will discuss Licensor’s proposal in good faith and Licensee will reasonably consider participating in such Global Study in the Territory.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 25 - of - 75 -
(ii)
If Licensee determines that it wishes to participate in such Global Study in the Territory, then Licensee shall conduct such Global Study as sponsor in the Territory in coordination with Licensor, who shall be responsible for such Global Study outside the Territory, and the Parties shall discuss coordination of efforts and cost-sharing for such Global Study.

(iii)
If Licensee determines that it does not wish to participate in such Global Study performed in the Territory and Licensor continues to wish to conduct such Global Study in the Territory without Licensee’s participation, then Licensor may request that Licensee permit Licensor to so conduct such Global Study in the Territory. Licensee will consider such proposal in good faith and will not arbitrarily refuse Licensor’s proposal, always understood that Licensee shall have the final decision-making power with no veto right for Licensor. If Licensee elects to accept such proposal, (a) Licensee will cooperate in good faith with Licensor to execute such documents that are reasonably required for Licensor to conduct the Global Study in the Territory, with reasonable and documented costs for the execution of such documents as well as applicable out-of-pocket expenses to be reimbursed by Licensor, and (b) Licensor will share the Development Data arising from such Global Study pursuant to Section 4.7 to the same extent as for any other Clinical Trial conducted under this Agreement. If Licensee elects not to accept such proposal, then such Global Study will not be conducted in the Territory.

4.5
Cooperation. To the extent that Licensor or an Affiliate or licensee of Licensor elects to carry on Development of the Licensed Product in the Territory but outside the Field, Licensor will reasonably inform and consult with Licensee, through the JSC, in all regulatory matters relating to such Development in the Territory to avoid any steps that would adversely affect Licensee’s Development of the Licensed Product in the Field in the Territory. Licensor shall bind its Affiliates and use commercially reasonable efforts to bind Licensor’s Other Licensees who may conduct Development of the Licensed Product in the Territory but outside the Field to cooperate with Licensee in accordance with this Section 4.5. Nothing in the foregoing will limit Licensor’s obligations under this Section 4.5, regardless of whether Development is being conducted by Licensor, an Affiliate or a licensee.

4.6
Performance and Funding of the Development Obligations. As of the Effective Date, except as otherwise provided in this Agreement, Licensee shall bear all costs for the Development of the Licensed Product in the Field and in the Territory, including but not limited to all pre-clinical or Clinical Studies required to obtain Regulatory Approval in the Field in the Territory.

4.7	Development Data; Electronic Data Platform.

(i)
The Parties will make available to each other copies of all Development Data generated resulting from their respective Development activities with regard to the Licensed Product. All Development Data and all correspondence regarding Development Data shall be provided, as far as possible, in English language. In case a document is not in English but material for the Exploitation of the Licensed Product, then the Party that has prepared the document shall prepare a non-certified translation into English. The exchange of Development Data shall be performed by establishing a secured electronic platform, e.g. an electronic data room (‘‘Electronic Data Platform”). The Electronic Data Platform shall contain copies of all signed copies of reports or other quality documents that are reasonably necessary for the Development and Commercialization of the Licensed Product in compliance with Laws and Regulations. The details of the Electronic Data Platform shall be determined by the JSC and it shall be the responsibility of the JSC to establish the Electronic Data Platform within three (3) months after the Effective Date of this Agreement. The Parties will share the cost of the Electronic Data Platform equally. In case further parties are granted access to the Electronic Data Platform (e.g. Licensor’s Other Licensees or approved Sublicensees of Licensee) then the Parties agree to re-negotiate the cost splitting in good faith.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 26 - of - 75 -
(ii)
Licensee and Licensee’s Sublicensees will share all Development Data obtained by or for them with Licensor free of charge, and Licensor is entitled to disclose, such Development Data, subject to the requirements of Section 11, to its Affiliates and to Licensor’s Other Licensees (including sublicensees of Licensor’s Other Licensees) for Exploitation of the Licensed Product outside the Territory and in the Field. Licensor and Licensor’s Other Licensees will share all Development Data obtained by or for them with Licensee free of charge, and Licensee is entitled to disclose such Development Data, subject to the requirements of Section 11, to its Affiliates and to Licensee’s Sublicensees (including sublicensees of Licensee’s Sublicensees) for Exploitation of the Licensed Product inside the Field and in the Territory in accordance with the terms of this Agreement. The Parties shall ensure that Licensor’s licensees, including, but not limited to. Licensor’s Other Licensees and Licensee’s Sublicensees agree to the disclosure of Development Data in accordance with this Section 4.7(ii). Such Development Data shall be treated as the Confidential Information of the Disclosing Party. In no event shall a Party be obligated to disclose to the other Party protected patient information obtained in its Clinical Studies.

4.8
Suspension of Clinical Studies. If Licensor requests that Licensee suspend or terminate any Clinical Study due to concerns about patient safety or the efficacy of such Licensed Product, the JSC shall decide whether to effect such requested suspension or termination no later than two (2) Business Days after Licensee receives notice of the request for suspension. If the JSC cannot, or does not, reach consensus on the request for suspension or termination within such two (2) Business Day period, then the CEOs of both Parties shall attempt to resolve this requested suspension within four (4) Business Days after the day the JSC has not reached consensus. If the CEOs cannot reach consensus then the issue shall be submitted to expert decision as provided in Section 3.5.

5.	Regulatory Activities

5.1
Regulatory Activities. Licensee shall use Commercially Reasonable Efforts to apply for and to obtain Regulatory Approval for the Licensed Product in the Field in all countries of the Territory. Where applicable, Licensee shall coordinate its activities for obtaining marketing authorization for the Licensed Product in a country of the Territory with its activities for obtaining pricing or reimbursement approval in such country, including relevant Development activities. [***].

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 27 - of - 75 -
5.2
Responsibilities. Following the Effective Date, Licensor shall remain responsible, subject to Section 4.5, for all submissions to, and communications and interactions with, Regulatory Authorities outside the Territory or inside the Territory but outside the Field with respect to the Licensed Product, and Licensee shall be responsible for submissions to, and communications and interactions with, Regulatory Authorities in the Territory in the Field with respect to the Licensed Product. In connection therewith:

(i)
Licensee shall keep Licensor informed through the JSC and the Electronic Data Platform regarding Licensee’s (or its Affiliate’s or Sublicensee’s) regulatory strategy, planned regulatory submissions and communications, including any changes to such strategy, submissions or communications, with Regulatory Authorities inside the Territory and inside the Field with respect to the Licensed Product. Licensee shall promptly provide, and cause its Affiliates and Sublicensees to provide, through the Electronic Data Platform, Licensor with copies of regulatory submissions to, and communications with, any Regulatory Authorities inside the Territory (in English translation for material submissions or communications). In addition, Licensee shall also promptly provide Licensor with a copy of all correspondence that Licensee (or its Affiliate or Sublicensee) receives from, or submits to, any Regulatory Authorities inside the Territory including contact reports concerning conversations or substantive meetings, contact reports of all Regulatory Authority interactions concerning conversations or substantive meetings, all IND annual reports (including any equivalent filings outside the United States), and cover letters of all agency submissions (it being understood that Licensor may request, and shall then receive, copies of all attachments to any such cover letters) relating to the Licensed Product. Licensee shall also provide Licensor with any meeting minutes that Licensee prepares that reflect material communications with any Regulatory Authorities inside the Territory regarding the Licensed Product. Licensor shall use the information and materials provided by Licensee pursuant to this Section 5.2(i) solely in the Development and Commercialization of the Licensed Product outside the Territory and in accordance with the provisions of this Agreement.

(ii)
Licensor shall keep Licensee informed through the JSC and the Electronic Data Platform regarding Licensor’s (or its Affiliate’s or Licensor’s Other Licensees’)) (a) regulatory strategy, planned regulatory submissions and communications, including any changes to such strategy, submissions or communications, with Regulatory Authorities inside the Territory with respect to the Licensed Product outside the Field and (b) regulatory strategy, planned material regulatory submissions and material communications, including any changes to such strategy, material submissions or material communications, with Regulatory Authorities in the USA, Germany, France, UK, Italy and Spain with respect to the Licensed Product inside the Field; and (c) regulatory strategy, planned material regulatory submissions and material communications, including any changes to such strategy, material submissions or material communications with Regulatory Authorities (other than USA, Germany, France, UK, Italy and Spain) with respect to the Licensed Product inside the Field outside the Territory that Licensor reasonably believes to have an material impact on the Exploitation of the Licensed Product in Field in the Territory. Licensor shall promptly provide, and cause its Affiliates and Licensor’s Other Licensees to provide, through the Electronic Data Platform, Licensee with copies of regulatory submissions to and communications with, any Regulatory Authorities as provided under (a), (b) or (c) (in English translation for material submissions or communications). In addition, Licensor shall also promptly provide Licensee through the Electronic Data Platform with a copy of all correspondence that Licensor (or its Affiliate or any Licensor’s Other Licensee) receives from, or submits to, any Regulatory Authorities as provided under (a), (b) or (c), including contact reports concerning conversations or substantive meetings, contact reports of all Regulatory Authority interactions concerning conversations or substantive meetings, all IND annual reports (including any equivalent filings outside the United States), and cover letters of all agency submissions (it being understood that Licensee may request, and shall then receive, copies of all attachments to any such cover letters) relating to the Licensed Product Licensor shall also provide Licensee through the Electronic Data Platform with any meeting minutes that Licensor prepares that reflect material communications with any Regulatory Authorities as provided under (a), (b) or (c). Licensee shall use the information and materials provided by Licensor pursuant to this Section 5.2(ii) solely in the Development and Commercialization of the Licensed Product in the Field and in the Territory and in accordance with the provisions of this Agreement.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 28 - of - 75 -
5.3
Product Withdrawals and Recalls. If any Regulatory Authority (i) threatens, initiates or advises any action to remove the Licensed Product from the market in any country of the world, or (ii) requires or advises either Party or such Party’s Affiliates, licensees or sublicensees to distribute a “Dear Doctor” letter or its equivalent regarding use of the Licensed Product in any country of the world, then Licensor (if such action is outside the Territory or in the Territory but outside the Field) or Licensee (if such action is in the Territory), as applicable, shall notify the other Party of such event within three (3) Business Days (or sooner if required by Laws and Regulations) after such Party becomes aware of the action, threat, advice or requirement (as applicable). The JSC will discuss and attempt to agree upon whether to recall or withdraw the Licensed Product; provided, however, that if the Parties fail to agree within an appropriate time period or if the matter involves a safety issue that, in order to protect patient safety, does not allow for sufficient time for a discussion at the JSC level, Licensor shall decide whether to recall or withdraw the Licensed Product outside the Territory and shall undertake any such recall or withdrawal outside the Territory at its own cost and expense, and Licensee shall decide whether to recall or withdraw the Licensed Product in the Territory and shall undertake any such recall or withdrawal in the Territory at its own cost and expense. Notwithstanding the foregoing, if any recall or withdrawal that was threatened, initiated or advised by a Regulatory Authority results from (a) the negligence or willful misconduct of a Party and such Party is not the Party responsible for the costs of such recall or withdrawal under the immediately preceding two sentences, then such Party that acted negligently or with willful misconduct shall be responsible for the costs of such recall or withdrawal to the extent that such negligence or willful misconduct directly caused such recall or withdrawal; or (b) any Nanoparticles manufactured or quality controlled by or on behalf of Licensor which did not conform with the specifications with which such Nanoparticles were required to comply under the terms of the applicable supply agreement between Licensor and Licensee, then Licensor shall be responsible for the costs of such recall or withdrawal to the extent that the non-conformity with the agreed specifications caused such recall or withdrawal.

6.	Commercialization

6.1
Overview. Licensee shall use its Commercially Reasonable Efforts to Commercialize the Licensed Product throughout the Territory, whether by itself and its Affiliates or through Sublicensees, with the aim to optimize the sales of the Licensed Product in a manner

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 29 - of - 75 -
consistent with Commercially Reasonable Efforts. Without limiting the definition of Commercially Reasonable Efforts, the Parties acknowledge that it would not be a breach of Licensee’s obligation to use Commercially Reasonable Efforts as provided in this Section 6.1 if Licensee elects not to Commercialize the Licensed Product in any country of the Territory if Licensee reasonably determines that such Commercialization would not be [***], except where such marketplace factors or circumstances have been primarily influenced by and/or are primarily attributable to another product developed or marketed by Licensee or its Related Parties in such country outside of this Agreement.

6.2	Responsibilities.

(i)
Licensor will have sole responsibility for the Commercialization of the Licensed Product outside the Territory or inside the Territory but outside the Field, including all costs and expenses relating thereto, and for booking sales of the Licensed Product outside the Territory or inside the Territory but outside the Field.

(ii)
Licensee will have sole responsibility for the Commercialization of the Licensed Product in the Territory in the Field, including all costs and expenses relating thereto, and for booking sales of the Licensed Product throughout the Territory in the Field.

6.3
Cooperation. To the extent that Licensor or an Affiliate or licensee of Licensor elects to Commercialize of the Licensed Product in the Territory but outside the Field, Licensor or such Affiliate or licensee will reasonably inform and consult with Licensee, through the JSC and without violating any Laws and Regulations, in all matters relating to such Commercialization in the Territory to avoid any steps that would adversely affect Licensee’s Commercialization of the Licensed Product in the Field in the Territory. Licensor shall bind its Affiliates and shall use commercially reasonable efforts to bind Licensor’s Other Licensees who may conduct Commercialization of the Licensed Product in the Territory but outside the Field to cooperate with Licensee in accordance with this Section 4.5. Nothing in the foregoing will limit Licensor’s obligations under this Section 6.3, regardless of whether Commercialization is being conducted by Licensor, an Affiliate or a licensee.

6.4	Complaints.

(i)	The Parties shall develop, implement, and abide by:

(1)
a customary policy for handling complaints that may be made, alleged or threatened by a Third Party with respect to the use of any promotional, advertising, patient information, communication and educational materials by a Party relating to the Licensed Product; and

(2)	a customary policy for handling and investigating complaints made, alleged or threatened by a Third Party with respect to the manufacturing, handling or storage of the Licensed Product.

(ii)
Licensor shall be responsible for handling all complaints with respect to the Licensed Product outside the Territory or in the Territory but outside the Field, and all costs and expenses associated therewith. Licensee shall be responsible for handling all complaints with respect to the Licensed Product in the Territory, and all costs and expenses associated therewith.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 30 - of - 75 -
6.5
Licensor Proposals. In case Licensee does not have its own Commercialization infrastructure in a particular country within the Territory to Commercialize the Licensed Product in a manner consistent with Commercially Reasonable Efforts at least [***] months before an anticipated First Commercial Sale of the Licensed Product in the applicable country, then Licensee shall promptly inform Licensor through the JSC and Licensee shall give commercial reasonable considerations to Licensor’s proposals in case Licensor can present a Commercialization solution or propose a qualified commercial partner for the applicable countries.

6.6
Marketing Plan. At least [***] months before an anticipated First Commercial Sale of the Licensed Product in the Territory, Licensee shall provide to Licensor a marketing plan outlining the planned marketing activities to be performed by itself or by its Sublicensees. The marketing plan shall specify Licensed Products-related information on (i) the Licensed Product’s positioning; (li) non-binding sales projections, number of units projections and marketing activities and support budgets; (iii) details on marketing support and sales force; (iv) Regulatory Approval and overall strategy; (v) competitors; and (vi) overall timelines and timetable.

6.7
Marketing Reporting. Licensee shall furnish Licensor, through the JSC, with annual summaries of Licensee’s or its Sublicensees’ marketing activities performed in the previous calendar year. In addition, no more than once each calendar year, Licensor may request that Licensee furnish to Licensor one (1) additional interim report of Licensee’s or its Sublicensees’ marketing activities performed but not yet reported in a report under the first sentence of this Section 6.7.

7.	Payments

7.1
Upfront Payment. In consideration of the efforts expended by Licensor regarding the Development of the Licensed Product and for the rights and licenses granted hereunder, Licensee shall pay to Licensor within ten (10) Business Days after the Effective Date an upfront payment in the amount of One Million US-Dollars (USD 1,000,000).

7.2
Milestone Payments. In addition to the upfront payment specified in Section 7.1 hereof and as further consideration for the Development efforts expended by Licensor regarding the Development of the Licensed Product and for the rights and licenses granted hereunder, Licensee shall make the following Development milestone payments and sales milestone payments to Licensor:

(i)	Development Milestone Payments.

(1)	[***] regarding the Licensed Product in the Field in any country of the Territory:

[***]; and

(2)	[***] regarding the Licensed Product in the Field in any country of the Territory:

[***]; and

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 31 - of - 75 -
(3)	[***] regarding the Licensed Product in the Field in any country of the Territory:

[***]; and

(4)	[***] regarding the Licensed Product in the Field in any country of the Territory; provided that, for purposes of this Section 7.2(i)(4) only, [***]:

[***]; and

(5)	[***] regarding the Licensed Product in the Field in any country of the Territory; provided that, for purposes of this Section 7.2(i)(5) only, [***]:

[***]; and

If Licensee is able to achieve a milestone without having reached the prior milestone [***] then Licensee shall pay the milestone payment for reaching the milestone and at the same time all preceding milestone payments for milestones which were not yet paid by Licensee [***].

If Licensee elects to participate in a Global Study in accordance with Section 4.4, then payment of an applicable milestone shall be triggered by achievement of the applicable event by the Global Study ([***] and Licensee elects to participate in such Global Study in accordance with Section 4.4, then Licensee shall make to Licensor the milestone payment [***] regarding the Licensed Product in the Field in the Territory,”). For avoidance of doubt, if Licensee elects not to participate in a Global Study but allows Licensor to conduct such Global study in the Territory in accordance with Section 4.4, Licensee will have no obligation to pay Licensor for any milestone achieved as the result of such Global Study.

For the avoidance of doubt, the Development milestone payments shall be paid only once for the first Licensed Product for the Field and in the Territory which reaches the respective Development milestone.

(ii)	Sales Milestone Payments.

(1)	[***]

[***]; and

(2)	[***]

[***]; and

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 32 - of - 75 -
(3)	[***]

[***]; and

(4)	[***]

[***].

For the avoidance of doubt, each of the sales milestone payments shall be paid only once for when aggregate Licensee Net Sales from the Licensed Product in the Field and the Territory in a single calendar year reach the required level for the first time.

7.3
Upfront and Milestone Payments. Licensee shall inform Licensor of the occurrence of an event triggering a milestone payment as soon as possible, however, not later than within [***] Business Days after becoming aware of such event. Milestone payments under Section 7.2(i) are payable within [***] days after Licensee’s receipt of an invoice issued by Licensor for such payments. Milestone payments under Section 7.2(ii) are payable within [***] days after Licensee’s receipt of an invoice from Licensor; provided that, Licensee will have no obligation to make any such payment earlier than [***] days after Licensee’s notice to Licensor of the event triggering the applicable milestone payment. In the event that the upfront payment under Section 7.1 and the first milestone under Section 7.2(i) ([***] regarding the Licensed Product in the Field in any country the Territory) would be due within [***] months of each other, Licensee shall be entitled to pay the first milestone under Section 7.2(i) at the beginning of the [***] month after payment of the upfront payment (by way of example only, if Licensee paid the upfront payment in May, then the first milestone will not be paid earlier than [***] of the next year).

7.4	Royalties.

As a further consideration for the License granted by Licensor to Licensee under this Agreement, Licensee shall pay to Licensor during the applicable Royalty Term running royalty rates on a country-by-country basis for countries within the Revertible Territory and the Non-Revertible Territory that are part of the Territory as follows:

Annual Licensee Net Sales	Royalty

The portion of aggregate annual Licensee Net Sales [***]	[***]

The portion of aggregate annual Licensee Net Sales [***]	[***]

The portion of aggregate annual Licensee Net Sales [***]	[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 33 - of - 75 -
For the MRA Territory, Licensee shall pay to Licensor a running royalty of [***] of Licensee Net Sales in countries in the MRA Territory that are part of the Territory.

Upon the expiration of the applicable Royalty Term, the rights granted under Section 2.1 in the applicable country will become fully-paid for the applicable Licensed Product.

7.5	Adjustments to Royalties.

(i)
Generic Competition. In the event that in a country in the Territory, one or more Generic Products with respect to Licensed Product are sold by any person or entity other than Licensee or its Related Parties, then the applicable royalty rate set forth in Section 7.4 shall be reduced by [***] for that particular country. If the sales of such Generic Product in such country during a Calendar Quarter are in the aggregate (on a unit equivalent basis) [***] in such country during such Calendar Quarter, then the applicable royalty rates shall be reduced by [***]. If the sales of such Generic Product in such country during a Calendar Quarter are in the aggregate (on a unit equivalent basis) [***] in such country during such Calendar Quarter, then Licensee shall not be obliged to pay a royalty rate for that particular country.

(ii)
Third Party Royalties. If Licensee or its Affiliates obtains a license or similar right from any Third Party under any Third Party Patent Rights as provided in Section 9.8(iii) (i.e. the Parties disagree on the necessity of such license, but Licensee has reasonably decided that such license is necessary), then the royalties due pursuant to Section 7.4 in the affected country will be reduced [***]

(1)	[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 34 - of - 75 -
(2)	[***]

(iii)	Cumulative Adjustments. The provisions of Sections 7.5(i) through Section 7.5(ii) are cumulative and will be applied in the order that results [***].

7.6	Compensation Due Licensee for Termination of MRA Territory.

If Licensor exercises its right to terminate Licensee’s License in the MRA Territory under Section 2.3 at any time prior to the date that Licensee has paid to Licensor a milestone payment arising out of activities that took place in the MRA Territory, then Licensee will not be entitled to any compensation for such termination. If Licensor exercises its right to terminate Licensee’s License in the MRA Territory under Section 2.3 at any time after to the date that Licensee has paid to Licensor a milestone payment arising out of activities that took place in the MRA Territory, then Licensee will be entitled to compensation in accordance with Section 7.7 as if the MRA Territory were a terminated part of the Revertible Territory.

7.7	Termination and Royalty Payment for Termination of Revertible Territory. If Licensor exercises its right to terminate Licensee’s License in the Revertible Territory under Section 2.4:

(i)	[***]

(ii)
Commencing on the effective date of the termination, Licensor shall pay to Licensee running royalties on all Licensor Net Sales within the terminated Revertible Territory. The royalty rate shall depend on the Development status of the Licensed Product as follows:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 35 - of - 75 -
(1)	Scenario A: If, on the effective date of termination, [***] Licensor shall pay to Licensee a running royalty on Licensor Net Sales in the terminated parts of the Revertible Territory as follows:

Annual Licensor Net Sales	Royalty

[***]	[***]

[***]	[***]

[***]	[***]

(2)	Scenario B: If, on the effective date of termination, [***] Licensor shall pay to Licensee a running royalty on Licensor Net Sales in the terminated parts of the Revertible Territory as follows:

Annual Licensor Net Sales	Royalty

[***]	[***]

[***]	[***]

[***]	[***]

(3)	Scenario C: If, on the effective date of termination, [***] Licensor shall pay to Licensee a running royalty on Licensor Net Sales in the terminated parts of the Revertible Territory as follows:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 36 - of - 75 -
Annual Licensor Net Sales	Royalty

[***]	[***]

[***]	[***]

[***]	[***]

(4)	Scenario D: If, on the effective date of termination, [***] Licensor shall pay to Licensee a running royalty on Licensor Net Sales in the terminated parts of the Revertible Territory as follows:

Annual Licensor Net Sales	Royalty

[***]	[***]

[***]	[***]

[***]	[***]

[***]

[***]

7.8	Royalty Payments.

(i)
Running royalties payable by either Party under this Section 7 shall be payable on a quarterly basis, within [***] days after the end of each Calendar Quarter, based upon the aggregate Licensee Net Sales or Licensor Net Sales (as applicable) during such Calendar Quarter. Only one royalty payment shall be due on Licensee Net Sales or Licensor Net Sales (as applicable) even though the sale or use of the Licensed Product may be covered by more than one Patent Right or item of Know How in a country.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 37 - of - 75 -
(ii)
At the request of the Party obligated to pay royalties (the “paying party”), the Parties shall meet and confer in good faith with respect to which, if any, invoices shall be issued by the party entitled to receive royalties (the “payment receiving party”) to the paying party in connection with payments owed by the paying party to the payment receiving party under this Section 7.

(iii)
Each royalty payment hereunder shall be accompanied by a statement in sufficient detail to allow for the calculation of royalties due hereunder, including by showing, to the extent possible, country-by country and broken out by month (v) invoiced sales and Licensee Net Sales or Licensor Net Sales (as applicable), (w) the number of units of Licensed Product sold in such country during such Calendar Quarter and the country(ies) in which such Licensed Product was Manufactured, (x) a detailed breakdown of any deductions from the invoiced sales to obtain Licensee Net Sales or Licensor Net Sales (as applicable) (y) the amount of royalties due on such Licensee Net Sales or Licensor Net Sales (as applicable), and (z) for the entire applicable territory, the aggregated annual Licensee Net Sales or Licensor Net Sales (as applicable) to date.

7.9
Non-Refundable Payments. All payments to be made by one Party to the other under this Section 7 are fully-earned, non-refundable, non-creditable and non-cancelable upon expiry or termination of this Agreement for any reason whatsoever. None of the payments to be made by Licensee to Licensor under Sections 7.1 and 7.2 may be credited against any of Licensee’s royalty obligations under Section 7.4, and the payment made by Licensor to Licensee under Section 7.7(i) may not be credited against Licensor’s royalty obligations under Section 7.7(ii). Nothing in this Section 7.9 shall be deemed to limit either Party’s right to claim damages against the other Party in case of breach of this Agreement or for other causes of action or inaction.

7.10	Payment Terms.

(i)	All payments by Licensee to Licensor under this Section 7 shall be made in Dollars to the following account, unless indicated otherwise on the invoice:

[***]

[***]

[***]

(ii)	All payments by Licensor to Licensee under this Section 7 shall be made in Dollars to the following account, unless indicated otherwise on the invoice:

[***]

[***]

[***]

(iii)
All payments by one Party to the other shall be made in full, without any deductions (subject to Section 7.10(vi) below), and are exclusive of value added taxes, which shall, if applicable, be invoiced separately.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 38 - of - 75 -
(iv)
For purposes of calculating any currency conversion under this Agreement, all such amounts shall be first determined in the currency in which the amount was incurred, paid or received (as applicable) and then converted into US Dollars based upon the arithmetic mean of the monthly rates as published by The Wall Street Journal (Eastern Edition, which are accessible as of the Effective Date at http://online.wsj.com/mdc/public/page/2_3021-forex-20120511.html?mod=mdc_pastcalendar) applicable to each month in the Calendar Quarter for which Licensee Net Sales or Licensor Net Sales (as applicable) and royalties are being reported.

(v)
If the Party obligated to make a payment shall fail to make a timely payment pursuant to the terms of this Agreement, the Party entitled to such payment shall provide written notice of such failure to the Party obligated to make the payment, and interest shall accrue on the past due amount starting on the date of such notice at the [***] per annum, computed for the actual number of days after the date of such notice that the payment was past due and calculated on a daily basis.

(vi)
For all payments to be made under this Section 7, the paying Party shall withhold taxes and other duties payable under applicable Laws and Regulations and shall forward such retained payments to the competent tax authorities, however, only if all of the following conditions are met:

(1)	the respective tax is an income tax and no use tax, franchise tax, sales tax or other tax; and

(2)	the Party entitled to such payment is the debtor of such income taxes under Laws and Regulations; and

(3)	the paying Party is required by Laws and Regulations to withhold the tax from the Party entitled to such payment and to forward such tax to the competent tax authorities; and

(4)	the paying Party provides to the Party entitled to such payment a tax certificate of withheld and paid taxes.

The Party entitled to payment shall reasonably assist the paying Party in obtaining relief or exemption from any tax on all of the amounts of upfront payments, Development and sales milestone payments and royalties under any applicable tax treaty.

(vii)	All other taxes and duties payable hereunder shall be paid by Licensee.

7.11
Book Keeping and Auditing. Until the expiration such Party’s obligations to make payments under this Agreement and for a term of [***] years thereafter, each Party shall maintain complete and accurate books and records of account, in accordance with generally accepted account principles, of all transactions and other business activities under this Agreement, sufficient to confirm the accuracy of all reports and payments furnished by such Party to the other Party under this Section 7. Upon a Party’s reasonable written notice to the other Party, during normal business hours and not more than once every calendar year, a certified public accountant designated by the requesting Party and reasonably acceptable to the Party being audited shall have the right to audit such books and records of account of such Party being audited (provided always that such certified public accountant enters into an appropriate confidentiality agreement with the party being audited), in order to confirm the accuracy and completeness of all such reports and all such payments; provided that, the auditing Party may only audit transactions that occurred within the three (3) years immediately prior to the date of the audit. Such certified public accountant may disclose to the requesting Party only whether such reports and payments are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the requesting Party. The requesting Party shall bear all costs and expenses incurred in connection with any such audit; provided, however, that if any such audit reveals a variance of [***] or more between the amount of payments actually due and the amount of payments made to the requesting Party in any Calendar Quarter, then, in addition to paying the full amount of such underpayment, plus accrued interest, the Party being audited shall reimburse the requesting Party’s reasonable out-of-pocket costs and expenses incurred in conducting such audit. For avoidance of doubt, Licensee will have the rights set forth in this Section 7.11 only if Licensor is required to make payments to Licensee as a result of Licensor’s exercise of its rights under Section 2.3 or 2.4.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 39 - of - 75 -
7.12
Blended Royalty Rates. The Parties acknowledge and agree that the Patent Rights and Know How licensed pursuant to this Agreement may justify royalty rates of differing amounts with respect to the sales of Licensed Products, which rates could be applied separately to Licensed Products involving the exercise of such Patent Rights and/or the incorporation of such Know How, and that, if such royalties were calculated separately, royalties relating to Patent Rights and royalties relating to Know How would last for different terms. Notwithstanding the foregoing, the Parties have determined, for reasons of convenience, that blended royalty rates for the Patent Rights and the Know How licensed hereunder, as set forth above, will apply during a single Royalty Term. Further, the Parties acknowledge and agree that nothing in this Agreement (including any exhibits or attachments hereto) will be construed as representing an estimate or projection of either (i) the number of Licensed Products that will or may be successfully Developed or Commercialized or (ii) anticipated sales or the actual value of any Licensed Product.

7.13
Third Party Agreements. Except as provided in Section 9.8(ii) Licensor will be solely liable for any payment obligations (including license fees, milestones or royalties) under any Third Party Agreements.

8.	Manufacturing

8.1
Development Supply. Licensor will supply or have supplied Licensee with all quantities of Licensed Product required and used by Licensee for the Development of the Licensed Product in the Field and in the Territory in accordance with the specifications then in force. The supply price for such Licensed Product shall be the Manufacturing Cost of the Licensed Product, unless the Licensed Product is used for agreed-upon, reasonable pre- clinical studies, in which case it will be provided by Licensor at no cost to Licensee. Licensor or its CMO shall supply the Licensed Product to a maximum of two (2) warehouses designated by Licensee within the Territory (either DDP (Delivered Duty Paid) or CIP (Carriage Insurance Paid), depending on the receiving countries, INCOTERMS 2010). Should Licensee require a specific format of the product (e.g. vial size, vial type, etc.) which is not used outside the Territory, Licensee will bear the costs for the implementation of these specific requirements [***]. The Licensed Product supplied to Licensee by Licensor shall conform to the specifications, at that time and be manufactured by Licensor or its CMO in accordance with Laws and Regulations and GMP.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 40 - of - 75 -
8.2
Manufacture of Licensed Product. To enable Licensee to perform FFF Manufacture of Licensed Product. Licensor will transfer the FFF Manufacture process to Licensee and its CMO for the purpose of implementing the FFF Manufacture process only. [***].

8.3	Exclusive Supply of Nanoparticles.

(i)
Upon transfer of the manufacturing process to Licensee under Section 8.2 above, Licensor shall make or have made and supply to Licensee, and Licensee shall, until the occurrence of a Supply Failure, purchase or procure exclusively from Licensor, all pre-formulated Nanoparticles required for the FFF Manufacture. For the avoidance of doubt, unless a Supply Failure occurs, Licensee’s License shall not comprise the right to manufacture Nanoparticles.

(ii)	The supply price for pre-formulated Nanoparticles shall be the Manufacturing Cost.

(iii)
Licensor or its CMO shall supply pre-formulated Nanoparticles to a maximum of two (2) warehouses designated by Licensee within the Territory (either DDP or CIP, depending on the receiving countries, INCOTERMS 2010). Pre-formulated Nanoparticles supplied to Licensee by Licensor shall conform to the specifications and be manufactured by Licensor or its CMO in accordance with GMP.

8.4
Limited Use of Nanoparticles. Licensee shall use pre-formulated Nanoparticles for the FFF Manufacture only, it shall not use Nanoparticles or pre-formulated Nanoparticles for any other purpose, including without limitation, for any commercial product or process or commercial product development effort other than a Licensed Product. Licensee shall not distribute pre-formulated Nanoparticles or Nanoparticles to any other party including Affiliates of Licensee. Prior to the occurrence of a Supply Failure, Licensee shall not manufacture, reverse-engineer or modify Nanoparticles or pre-formulated Nanoparticles. Licensee undertakes to keep Nanoparticles and pre-formulated Nanoparticles secure and safe from loss, theft, misuse or unauthorized access to the same extent as it or its CMO so protects other raw materials and to use Nanoparticles in accordance with Laws and Regulations.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 41 - of - 75 -
8.5
Changes of Licensed Product or Nanoparticles. Licensor will inform Licensee of all changes regarding Licensed Product or Nanoparticles or the manufacturing process for Licensed Product or Nanoparticles. If Licensor intends to or has to materially change the composition, formulation or manufacturing process for Licensed Product or Nanoparticles in a manner that would require resubmission by Licensee of regulatory documents to a Regulatory Authority (other than mere notifications) then, before implementing such change, Licensor will inform Licensee of all relevant information regarding such change and the Parties will discuss the implementation. If such material change is required by Laws and Regulations or by any Regulatory Authority inside the Territory, Licensee shall assist Licensor in the implementation, file any resubmissions which are necessary and each Party shall bear the related costs with respect to its Territory. Licensee may elect not to implement material changes with respect to the Territory if such material changes are not required by Laws and Regulations or by any Regulatory Authority inside the Territory, provided that Licensee’s decision may result in higher Manufacturing Cost for Licensee.

8.6
Supply Agreements. Within ninety (90) days after the Effective Date, the Parties shall enter into the Development Supply Agreement for the supply by Licensor to Licensee of Licensed Product for Development. The Parties shall in addition enter into the Commercial Supply Agreement for the supply by Licensor to Licensee of Nanoparticles for FFF Manufacture no later than [***], as applicable. The Development Supply Agreement and the Commercial Supply Agreement, along with corresponding quality agreements, shall incorporate the key terms and principles set forth in Sections 8.1, 8.2 and 8.3, appropriate forecasting and ordering provisions, provisions permitting Licensee to audit Licensor to determine whether the supply price has been accurately calculated, and other customary provisions agreed to by the Parties.

8.7	Supply Failure.

(i)	[***]

(ii)	[***]

(iii)	[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 42 - of - 75 -
(iv)	[***]

(v)	[***]

(vi)	[***]

(vii)	[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 43 - of - 75 -
9.	Intellectual Property

9.1	Ownership. The Parties acknowledge and agree that, as between the Parties:

(i)	Licensor owns all right, title and interest in and to the Licensor Technology; and

(ii)	Licensee owns all right, title and interest in and to the Licensee Technology.

9.2	Inventions.

(i)
Inventorship of all Inventions will be determined in accordance with United States patent laws, to the extent permitted under local Laws and Regulations in the jurisdiction where such Invention was conceived and reduced to practice. To the extent the application of United States patent laws is not permitted, inventorship of such Inventions will be determined in accordance with local Laws and Regulations in the jurisdiction where such Invention was conceived and reduced to practice.

(ii)
Subject to the provisions of this Agreement, a Party shall own all Inventions and any other Know How (and all related Patent Rights) conceived and reduced to practice solely by employees, contractors or agents of such Party or its Affiliates.

(iii)
Subject to the provisions of this Agreement, each Party shall own a fifty percent (50%) undivided interest with the other Party in any Invention conceived and reduced to practice jointly by employees of both Parties or their Affiliates (“Joint Inventions”), any Patent Right filed as to a Joint Invention (“Joint Patent Rights”) and any other Know How made jointly by employees of both Parties (collectively the “Joint Technology”). Either Party may exploit any Joint Technology without accounting to or obtaining consent from the other Party and is entitled to grant licenses to the Joint Technology inside and outside the Field; subject, however, to Licensee’s exclusive License and other rights under this Agreement.

(iv)
In the event either Party engages a (sub)contractor for the Development of the Licensed Product, such Party shall ensure that it will become the owner or the exclusive licensee of all Inventions, (i.e., the (sub)contracting agreement shall provide for the assignment and transfer of all Inventions from the (sub)contractor to the respective Party or for an exclusive license to use such Inventions for the Licensed Product in the Field and in the Territory), including the right to grant sublicenses.

9.3	Licensor Patent Rights and Licensor Trademark.

(i)
Licensee shall not register, or attempt to register, any of the Licensor Patent Rights and Licensor Trademark, or otherwise assert any ownership rights with respect to any of Licensor Patent Rights and Licensor Trademark in the Territory.

(ii)
During the Term, Licensor shall have the first right to prosecute and maintain the Licensor Patent Rights and Licensor Trademark. Licensee shall at Licensor’s reasonable request and at Licensor’s cost take such actions, and shall provide Licensor with such assistance, as Licensor shall reasonably request in order to protect, perfect, prosecute and maintain Licensor’s rights, title and interests in and to all of Licensor Patent Rights and Licensor Trademark within the Territory. Licensor shall keep Licensee reasonably informed and shall consult with Licensee on an ongoing basis regarding prosecution and maintenance of the Licensor Patent Rights and Licensor Trademark and any actions which require to be taken in relation thereto. Both Parties will indicate in writing within 30 (thirty) days after the Effective Date contact persons within their respective organization for the ongoing liaison according to this Section 9.3(ii). Upon the first obtaining of Regulatory Approval in the Territory, Licensee shall furnish Licensor as soon as possible, however, not later than within fourteen (14) days following such grant, with a written notice to that effect, in order to permit Licensor to take such action as Licensor, in its sole discretion, determines to be necessary or appropriate to protect and perfect Licensor’s rights, title and interests in and to all of Licensor Patent Rights in the Territory.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 44 - of - 75 -
(iii)
If Licensor decides not to proceed with the filing, prosecution or maintenance of a Licensor Patent Right or a Licensor Trademark in any country in the Territory or if Licensee decides not to proceed with the filing, prosecution or maintenance of a Patent Right that is part of the Licensee Technology in any country in or outside the Territory, such Party (the “Discontinuing Party”) will promptly notify (the “Prosecution Notice”) the other Party (the “Continuing Party”) in sufficient time to enable the Continuing Party to timely meet any applicable deadline, and in any event not later than sixty (60) days before any relevant deadline relating to or any public disclosure of the relevant Patent Right In such event, the Continuing Party may, in its sole discretion, file such patent application or continue prosecution or maintenance of such Patent Rights in such country at its own expense. If the Continuing Party elects to file or continue such prosecution or maintenance, the Discontinuing Party shall assign to the Continuing Party its share in such Patent Right and shall execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary to permit the Continuing Party to file such patent application, or to prosecute or maintain such Patent Rights in such country.

9.4	Patent Rights in Licensee Technology.

(i)	Licensor shall not register, or attempt to register, any of the Patent Rights within the Licensee Technology, or otherwise assert any ownership rights with respect to any of such Patent Rights.

(ii)
Licensee shall have the sole right to prosecute and maintain the all Patent Rights within the Licensee Technology. Licensor shall, at Licensee’s reasonable request and at Licensee’s cost take such actions, and shall provide Licensee with such assistance, as Licensee shall reasonably request in order to protect, perfect, prosecute and maintain Licensee’s rights, title and interests in and to all Patent Rights within the Licensee Technology.

9.5
Joint Patent Rights. Notwithstanding anything to the contrary in this Agreement, the Parties’ respective rights with regard to the prosecution and maintenance of Joint Patent Rights and Joint Inventions (including any such Joint Patent Rights and Joint Inventions that are part of the Licensor Patent Rights or the Licensee Technology) will be governed by the following:

(i)
In the event the Parties make any Joint Invention, the Parties - through the Joint Steering Committee - shall promptly meet to discuss and decide whether to seek patent protection. If the Parties decide to seek patent protection on a Joint Invention, Licensor has the first right to prepare, file, prosecute and maintain a patent application on a Joint Invention and/or any Joint Patent Right throughout the world on behalf of both Parties. The costs of such filing, prosecution and maintenance shall be equally shared between the Parties. Licensor shall give Licensee an opportunity to review and provide comments on the text of any application, including, without limitation, the specifications, claims, and territorial scope, with respect to such Joint Invention before filing, shall consult with Licensee with respect thereto, if Licensee is not providing comments within fourteen (14) days after having received the draft of the application Licensor may file the application without having received comments from Licensee. Licensor shall supply Licensee with a copy of the application as filed, together with notice of its filing date and serial number. Licensor shall keep Licensee advised of the status of the actual and prospective patent filings.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 45 - of - 75 -
(ii)
If either Party elects not to file a patent application on a Joint Invention or to cease the prosecution and/or maintenance of any Joint Patent Right, such Party shall provide the other Party with written notice promptly upon the decision not to file such application or continue the prosecution or maintenance of such Joint Patent Right, and in any event, not later than sixty (60) days before any relevant deadline relating to or any public disclosure of the relevant Joint Patent Right. In such event, the discontinuing Party shall permit the other Party, at such other Party’s sole discretion, to file such patent application and/or continue prosecution and/or maintenance of such Joint Patent Rights at such other Party’s own expense. If the other Party elects to file and/or continue such prosecution or maintenance, the discontinuing Party shall assign to the Continuing Party its interest in such Joint Invention or Joint Patent Right, as the case may be, and shall execute such documents and perform such acts, at the Continuing Party’s expense, as may be reasonably necessary to permit the Continuing Party to file such patent application, and/or to prosecute and/or maintain such Joint Patent Rights.

9.6	Enforcement of Patent Rights and Trademarks.

(i)
If either Licensee or Licensor becomes aware of any infringement of any issued patent within the Licensor Patent Rights, the Licensee Technology, or Joint Patent Rights or any infringement of the Licensor Trademark in the Territory, it will promptly notify the other Party to that effect. Licensor shall at its costs have the first right to take actions, in the courts, administrative agencies, or otherwise, including a settlement, to prevent or enjoin any and all such infringements and other unauthorized uses of the Licensor Patent Rights and/or Licensor Trademark in the Territory.

(ii)
Licensee shall take no action with respect to any such infringement or unauthorized use of Licensor Patent Rights and/or Licensor Trademark, without the prior written authorization of Licensor; provided, however, that Licensee shall provide at the reasonable request and at Licensor’s cost such assistance as Licensor shall reasonably request in connection with any action to prevent or enjoin any such infringement or unauthorized use of any of Licensor Patent Rights and/or Licensor Trademark. In the event Licensor is unable or unwilling to sue the alleged infringer in the Territory within (i) one hundred twenty (120) days of the date of notice of such infringement, or (ii) thirty (30) days before the time limit, if any, set forth in the Laws and Regulations for the filing of such actions, whichever comes first, Licensee may, but shall not be obligated to, take such action as Licensee may deem appropriate to prevent, enjoin or otherwise address the alleged infringement or threatened infringement of a Licensor Patent Right in the Territory. In such event, Licensee shall act at its own expense, and Licensor shall co-operate reasonably with Licensee, at the expense of Licensee in prosecuting such action, and Licensor agrees to be named as a party, if so required under Laws and Regulations. Any recovery obtained as a result of any proceeding against a Third Party infringer in the Territory shall be allocated as follows:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 46 - of - 75 -
(1)	the recovery shall first be used to reimburse each Party for all litigation costs in connection with such litigation paid by that Party; and

(2)
each Party shall receive fifty percent (50%) of any recovery remaining after payment of the amounts specified in clause (i) above; provided that, if Licensor is unwilling or unable to prosecute such action and Licensee elects to prosecute such action, Licensee shall receive one hundred percent (100%) of any recovery remaining after payment of the amounts specified in clause (i) above.

For the avoidance of doubt, any right for Licensee to take action under this Section 9.6 is limited to the Territory.

9.7
Information. Each Party shall promptly notify the other in writing (i) of any suspected or threatened infringement of a Licensor Patent Right or a Patent Right within the Licensee Technology by a Third Party in the Territory, (ii) of any known or suspected unauthorized use or misappropriation by a Third Party of any Licensor Technology or Licensee Technology in the Territory, and (iii) of any assertion or claim of alleged patent infringement by Licensee or its Sublicensees with respect to the Exploitation of the Licensed Product in the Territory, and shall provide the other Party with all evidence in its possession that tends to prove the Third Party infringement or unauthorized use or misappropriation described in clauses (i) or (ii); or that tends to negate the alleged infringement described in clause (iii); in the case of each of clauses (i), (ii) and (iii), to the extent such Party becomes aware of it. Licensor shall promptly advise Licensee of any events outside the Territory of which Licensor becomes aware that may have a material bearing on the validity or enforceability of the Licensor Patent Rights in the Territory and shall inform Licensee of Licensor’s plan, if any, to commence proceedings or to take other appropriate action in response to such events. Licensor shall consider Licensee’s advice and comments in good faith.

9.8	Infringement and Third Party Licenses.

(i)
If the Development, Commercialization or other Exploitation of the Licensed Product is alleged by a Third Party to infringe a Third Party’s Patent Right in the Territory or in a certain country of the Territory, the Party becoming aware of such allegation shall promptly notify the other Party. Additionally, if either Party determines that, based upon the review of a Third Party’s Patent Right, it may be desirable to obtain a license from such Third Party with respect thereto, such Party shall promptly notify the other Party of such determination in writing giving detailed reasoning and discuss the necessity to obtain such Third Party’s license or whether such Third Party Patent Right could be challenged.

(ii)
In the event the Parties agree that it is necessary for Licensee to seek or exercise a license from a Third Party as the practice of the Licensor Technology granted to Licensee hereunder would infringe such Third Party’s intellectual property rights, Licensor shall have the first right, subject to Licensee’s consent to the terms, to reasonably negotiate and conclude such license for the Territory. Whichever Party negotiates such Third Party license shall keep the other Party informed and shall take due account of the other Party’s interests, and such other Party shall provide any assistance reasonably requested. In the event the Parties agree that such Third Party license is necessary, the costs for such licensing shall be shared by the Parties; provided that, Licensee shall bear the costs related to exercise of such license in the Field in the Territory, and Licensor shall bear the costs outside the Territory and inside the Territory but outside the Field, until and unless the JSC decides otherwise.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 47 - of - 75 -
(iii)
In the event the Parties disagree whether it is necessary for Licensee to seek or exercise a license from a Third Party in the Territory or in a certain country of the Territory but Licensee has reasonably determined, based on advice from patent counsel or the actions of the Third Party, that it would be less burdensome and more efficient to Develop and Commercialize the Licensed Product in the affected country(ies) to take the applicable license, than Licensee shall have the right to negotiate and conclude such license in its own name, provided that Licensee shall bear the costs related to exercise of such license in the Field in the Territory, subject to Licensee’s right to offset a certain portion of such expenses pursuant to Section 7.5(ii).

10.	Exchange of Safety Information

Prior to the execution of the Safety Data Exchange Agreement in accordance with Section 10.2, the Parties shall keep each other informed of all reports (including publications) of adverse events/incidents coming to either Party’s knowledge with regard to Licensed Product, regardless of the origin of such reports.

The Parties shall enter into a Safety Data Exchange Agreement (the “SDEA”) within six (6) months after the execution of this Agreement to define and finalize the respective responsibilities of both Parties for the purpose of protecting patients and promoting their well-being in connection with each Party’s Exploitation of the Licensed Product, in the case of Licensor, outside the Territory and inside the Territory but outside the Field, and in the case of Licensee, within the Territory and inside the Field. These responsibilities shall include mutually acceptable guidelines and procedures for the receipt, investigation, recording, communication, and exchange (as between the Parties) of adverse event reports, pregnancy reports, and any other information concerning the safety of any Licensed Product. Such guidelines and procedures shall be in accordance with, and enable the Parties and their respective Affiliates to fulfill, local and international regulatory reporting obligations to government authorities. Furthermore, such agreed procedures shall be consistent with relevant International Council for Harmonization (ICH) guidelines, except where said guidelines may conflict with existing local regulatory safety reporting requirements, in which case local reporting requirements shall prevail. Following the execution of the SDEA, Section 10.1 shall have no further force or effect.

11.	Confidentiality

11.1
Disclosure of Confidential Information. All Confidential Information disclosed, revealed or otherwise made available by one Party (“Disclosing Party”) to the other Party (“Receiving Party”) under, or as a result of, this Agreement is furnished to the Receiving Party solely to permit the Receiving Party to exercise its rights, and perform its obligations, under this Agreement. The Receiving Party shall not use any of the Disclosing Party’s Confidential Information for any other purpose, and shall not disclose, reveal or otherwise make any of the Disclosing Party’s Confidential Information available to any Third Party, without the prior written authorization of the Disclosing Party.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 48 - of - 75 -
11.2
Obligation of Confidentiality. In furtherance of the Receiving Party’s obligations under Section 11.1 hereof, the Receiving Party shall take all reasonably appropriate steps, and shall implement all reasonably appropriate safeguards, to prevent the unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information. Without limiting the generality of this Section 11.2, the Receiving Party shall disclose any of the Disclosing Party’s Confidential Information only to those of its and its Affiliates’ officers, employees, licensees (Licensor’s Other Licensees and Licensee’s Sublicensees), consultants and financial investors who have a need to know the Disclosing Party’s Confidential Information, in order for the Receiving Party to exercise its rights and perform its obligations under this Agreement, and only if such officers, employees, licensees, consultants and financial investors are bound by obligations of confidentiality effectively prohibiting the unauthorized use or disclosure of the Disclosing Party’s Confidential Information. The Receiving Party shall furnish the Disclosing Party with prompt written notice of any material unauthorized use or disclosure of any of the Disclosing Party’s Confidential Information by any officer, employee, licensee, consultants or financial investors of the Receiving Party, and shall take appropriate actions in order to prevent any further unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

11.3
Exclusions. The Receiving Party’s obligations under Sections 11.1 and 11.2 hereof shall not apply to any Confidential Information to the extent that the Receiving Party can prove by competent evidence or testimony that such information:

(i)	is in the public domain, or became generally available to the public through no fault of the Receiving Party;

(ii)	was known to the Receiving Party prior to disclosure hereunder by the Disclosing Party;

(iii)	was disclosed, revealed or otherwise made available to the Receiving Party by a Third Party that was under no obligation of non-disclosure and/or non-use to the Disclosing Party;

(iv)	was independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information; or

(v)
is required to be disclosed under Laws and Regulations, including the filing requirements under securities laws, court orders, or in connection with any application by the Receiving Party for any Regulatory Approvals; provided, however, that the Receiving Party shall furnish the Disclosing Party with as much prior written notice of such disclosure requirement as reasonably practicable, so as to permit the Disclosing Party, in its sole discretion, to take appropriate action, including seeking a protective order, in order to prevent the Disclosing Party’s Confidential Information from passing into the public domain or becoming generally available to the public.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 49 - of - 75 -
11.4
Publications on Clinical Studies. The Parties recognize the desirability of publishing and publicly disclosing the results of Clinical Studies. Accordingly, subject to coordination through designated representatives of each Party, each Party may publicly disclose the results of Clinical Studies involving the Licensed Product conducted by such Party in a manner consistent with best industry practices, subject to prior review and comment by the other Party as provided in this Section 11.4. If a Party intends to publish an article in a scientific or medical journal or to make a presentation of the results of Clinical Studies involving the Licensed Product, including abstracts, PowerPoint slides, posters (“Publication”), such Party shall provide the other Party (through its designated representatives) with such Publication at least thirty (30) days prior to the date of publication, if such material is an article or manuscript, or ten (10) days before publication or presentation, if such material is a presentation or an abstract. The Party receiving such proposed Publication shall respond promptly through its designated representative, and in any event no later than thirty (30) days after receipt of such proposed Publication, or such shorter period as may be required by the Publication, with any comments thereto. Each Party will give due regard to comments furnished by the other Party and such comments shall not be unreasonably rejected. In the event that the non-publishing Party reasonably disagrees with the publishing Party’s rejection of its comments, the Parties shall promptly refer such issue for resolution to the JSC; provided that if following such referral the Parties still fail to agree within a reasonable period of time, the publishing Party shall have the final say with respect to such Publication or presentation. In addition, the publishing Party shall, at the other Party’s request, delay such publication for a reasonable period (not to exceed sixty (60) days) to permit filings for patent protection or to otherwise address issues of Confidential Information or related competitive harm. Each Party shall be responsible to assure that its Affiliates and (sub-)licensees agree to equivalent undertakings in favor of the other Party. Notwithstanding anything to the contrary herein, each Party shall be entitled to publish the results of Clinical Studies conducted by such Party in any clinical study database maintained by or on behalf of a Party in accordance with Laws and Regulations or best industry practices.

11.5
Return of Confidential Information. Upon the termination of this Agreement for any reason whatsoever, the Receiving Party shall take reasonable steps to return to the Disclosing Party, or destroy, as the Disclosing Party shall specify in writing, all copies of all documents and other materials that contain or embody any of the Disclosing Party’s Confidential Information, except to the extent that the Receiving Party is required by Laws and Regulations to retain such documents and materials and except to the extent the Receiving Party is permitted to use such Confidential Information pursuant to the terms of this Agreement.

11.6
Surviving Provisions. All of the Receiving Party’s obligations under Sections 11.1 and hereof, with respect to the protection of the Disclosing Party’s Confidential Information, shall survive for ten (10) years after the termination or expiration of this Agreement for any reason whatsoever.

12.	Warranties and Liabilities

12.1	Representations, Warranties and Covenants of each Party. Each of Licensor and Licensee hereby represents, warrants and covenants to the other Party hereto as follows:

(i)
It is a company or corporation duly organized, validly existing and in good standing under the Laws and Regulations of the jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to transfer the rights granted hereunder.

(ii)
As of the Effective Date, (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, arrangement, winding-up, moratorium, and similar laws of general application affecting the enforcement of creditors’ rights generally, and subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief or specific performance, is in the discretion of the court.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 50 - of - 75 -
(iii)
As of the Effective Date, it has not entered into, and it will not during the Term enter into, into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement or that would prevent such Party from fulfilling its obligations under this Agreement.

12.2
Additional Representations, Warranties and Covenants of Licensor. In addition to the representations, warranties and covenants made by Licensor elsewhere in this Agreement, Licensor hereby represents, warrants and covenants as of the Effective Date that

(i)
The Licensor Technology constitutes all of the intellectual property owned or Controlled by Licensor that would, but for the rights granted to Licensee pursuant to this Agreement, be infringed or misappropriated by the exercise by Licensee of its rights under this Agreement.

(ii)
As of the Effective Date, (i) the Licensor Patent Rights exist and are not invalid or unenforceable, in whole or in part, (ii) Licensor is the sole and exclusive owner of all right, title and interest in and to the Licensor Technology, and (iii) the Licensor Technology is free and clear of any liens, charges and encumbrances. As of the Effective Date Licensor has no knowledge of any claim made against it (x) asserting the invalidity, misuse, unregisterability or unenforceability of any of the Licensor Patent Rights or (y) challenging Licensor’s Control of the Licensor Technology or making any adverse claim of ownership of the Licensor Technology.

(iii)	As of the Effective Date, no regulatory activities related to the Licensed Product are being or have been undertaken by or on behalf of Licensor in the Territory.

(iv)
As of the Effective Date there are no agreements between Licensor and Third Parties pursuant to which Licensor has rights and/or obligations with respect to any Licensor Technology that it is sublicensing to Licensee under this Agreement (“Third Party Agreements”). If at any time during the Term Licensor enters into any Third Party Agreements, Licensor will ensure that it is able to grant, and will maintain the ability to grant throughout the Term the License and other rights granted under this Agreement to all the Licensor Technology.

(v)
As of the Effective Date, (i) Licensor has no knowledge of any Patent Rights (other than the Licensor Patent Rights) that may be infringed by the manufacture, use or sale of Licensed Products, (ii) no claim of infringement of the Patent Rights of any Third Party that has been made nor, to Licensor’s knowledge, is threatened against Licensor or any of its Affiliates with respect to the development, manufacture, sale or use of Licensed Products, and (iii) Licensor has no knowledge of other claims, judgments or settlements against or owed by Licensor or to which Licensor is a party or pending or threatened claims or litigation, in either case relating to any Licensed Product. As of the Effective Date, Licensor has no knowledge that Licensor or any of its Affiliates or their respective current or former employees has misappropriated any of the Licensor Know How from any Third Party, and Licensor has no knowledge of any claim by a Third Party that such misappropriation has occurred.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 51 - of - 75 -
(vi)	As of the Effective Date, Licensor has no knowledge of any activities by Third Parties that would constitute infringement or misappropriation of the Licensor Technology.

(vii)
As of the Effective Date, and to Licensor’s knowledge, the Exploitation of the Licensed Product by or on behalf of Licensor or its Affiliates has been conducted in accordance with all applicable Laws and Regulations in the past and Licensor will implement and comply with corporate policies so that all Exploitation of the Licensed Product by or on behalf of Licensor or its Affiliates in the Field outside the Territory or outside the Field will be conducted in accordance with applicable Laws and Regulations in the future.

(viii)
Neither Licensor nor any of its Affiliates has been Debarred and, in the course of its research, development or manufacture of products, Licensor, its Affiliates, their respective officers, and any person or entity engaged by Licensor or its Affiliates, have not used, and during the Term will not use in performing any activities pursuant to this Agreement, any person or entity who is or has been Debarred by the FDA or equivalent regulatory authorities or who, to the best knowledge of Licensor, its Affiliates or any such person or entity engaged by Licensor or its Affiliates, is the subject of Debarment proceedings by the FDA or equivalent regulatory authorities. Licensor agrees to notify Licensee in writing immediately if Licensor or its Affiliates, or any of their respective officers, or any person or entity used by Licensor or its Affiliates under this Agreement, is subject to any of the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best knowledge of Licensor, its Affiliates or any such person or entity engaged by Licensor or its Affiliates, is threatened.

(ix)
As of the Effective Date, to Licensor’s knowledge, Licensor and its Affiliates have the financial and organizational capabilities and experience to perform Licensor’s obligations under this Agreement and Licensor and its Affiliates will maintain financial and organizational capabilities to perform Licensor’s obligations under this Agreement.

(x)	Licensor will grant sublicenses to the Licensee Technology in strict compliance with the provisions set forth in Section 2.9.

12.3
Additional Representations, Warranties and Covenants of Licensee. In addition to the representations, warranties and covenants made by Licensee elsewhere in this Agreement, Licensee hereby represents, warrants and covenants as of the Effective Date that

(i)
Licensee will implement and comply with corporate policies so that all Exploitation of the Licensed Product by or on behalf of Licensee or its Affiliates in the Field in the Territory will be conducted in accordance with applicable Laws and Regulations.

(ii)
Neither Licensee nor any of its Affiliates has been Debarred and, in the course of its research, development or manufacture of products, Licensee, its Affiliates, their respective officers, and any person or entity engaged by Licensee or its Affiliates, have not used, and during the Term will not use in performing any activities pursuant to this Agreement, any person or entity who is or has been Debarred by the FDA or equivalent regulatory authorities or who, to the best knowledge of Licensee, its Affiliates or any such person or entity engaged by Licensee or its Affiliates, is the subject of Debarment proceedings by the FDA or equivalent regulatory authorities. Licensee agrees to notify Licensor in writing promptly if Licensee or its Affiliates, or any of their respective officers, or any person or entity used by Licensee or its Affiliates under this Agreement, is subject to any of the foregoing, or if any action, suit, claim, investigation, or proceeding relating to the foregoing is pending, or to the best knowledge of Licensee, its Affiliates or any such person or entity engaged by Licensee or its Affiliates, is threatened.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 52 - of - 75 -
(iii)
As of the Effective Date, to Licensee’s knowledge, Licensee and its Affiliates have the financial and organizational capabilities and experience to perform Licensee’s obligations under this Agreement and Licensee and its Affiliates will maintain financial and organizational capabilities to perform Licensee’s obligations under this Agreement.

(iv)	Licensee will grant sublicenses to the Licensor Technology in strict compliance with the provisions set forth in Section 2.5.

12.4
Disclaimer. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT. MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO A LICENSED PRODUCT WILL BE ACHIEVED. NOTHING IN THIS SECTION 12.4 IS INTENDED TO LIMIT OR RESTRICT LICENSEE’S OBLIGATIONS TO USE COMMERCIALLY REASONABLE EFFORTS TO EXPLOIT THE LICENSED PRODUCT IN ACCORDANCE WITH ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT.

12.5
LIMITATION OF LIABILITY. NEITHER PARTY WILL BE LIABLE UNDER ANY LEGAL THEORY (WHETHER TORT. CONTRACT OR OTHERWISE) FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF SUCH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR A MATERIAL BREACH OF THE CONFIDENTIALITY AND NON-USE OBLIGATIONS IN SECTION 11. NOTHING IN THIS SECTION 12.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 53 - of - 75 -
13.	Indemnification and Insurance

13.1
Licensor’s Obligation to Indemnify. Licensor shall defend, indemnify and hold Licensee, its Affiliates or Sublicensees, and their respective directors, officers, employees, consultants and other representatives harmless against any Third Party claims, suits, actions, proceedings, losses, liabilities, damages, costs and expenses (collectively “Claims and Liabilities”) arising from, related to, or attributable to:

(i)
any claim by any Third Party with respect to the Licensed Product Exploitation, sale or other use by Licensor, its Affiliates, or Sublicensees outside the Territory or in the Territory but outside the Field, regardless of whether such claim is based on contract, breach of warranty, any form of tort, strict liability, or otherwise;

(ii)
any allegation that the Licensed Product Exploitation, sale or other use by Licensor, its Affiliates, or Sublicensees outside the Territory or in the Territory but outside the Field fails to conform with the requirements of any Laws and Regulations and/or any applicable Regulatory Approvals, including, but not limited to, the failure by Licensor to obtain any required Regulatory Approvals outside the Territory or in the Territory but outside the Field;

(iii)	any breach of any of Licensor’s representations, warranties or covenants set forth in this Agreement and

(iv)
any other grossly negligent, willful or intentionally wrongful act, error or omission on the part of Licensor, or any officer, director, employee, agent or representative of Licensor in their performance of this Agreement.

Licensor’s indemnification obligation under this Section 13.1 shall be subject to each of the following conditions: (i) Licensee shall furnish Licensor with written notice of any such Claims and Liabilities within thirty (30) days of the date on which Licensee receives notice thereof; (ii) Licensor shall be solely responsible for the investigation, defense, settlement and discharge of such Claims and Liabilities; and (iii) Licensee shall at Licensor’s cost furnish Licensor with all assistance reasonably requested by Licensor in connection with the investigation, defense, settlement and discharge of such Claims and Liabilities. Licensee’s failure to comply with its obligations pursuant to this Section 13.1 shall not constitute a breach of this Agreement or relieve Licensor of its indemnification obligations pursuant to this Section 13.1, except to the extent, if any, that Licensor’s defense of the effective claim, action or proceeding actually was materially impaired thereby.

13.2
Exclusions of Licensor’s Obligation to Indemnify. Licensor’s obligations under Section 13.1 hereof shall not apply to the extent any such Claims and Liabilities arise from or relate to (i) Licensee’s use of Licensor Patent Rights and/or Licensor Know How in violation of the terms and conditions of this Agreement; (ii) Licensee’s grossly negligent act, error or omission; (iii) any modification, adaptation or application of Licensor Know How made by Licensee without the prior authorization of Licensor; (iv) any combination of the Licensed Product with any other products or materials without Licensor’s consent if such combination was not permitted under this Agreement; (v) any modification of the Licensed Product/ Nanoparticles specifications without the prior authorization of Licensor; (vi) FFF Manufacture by or on behalf of Licensee other than in accordance with processes or specifications provided by Licensor; or (vii) any other matter for which Licensee is obligated to indemnify Licensor under Section 13.3.

13.3
Licensee’s Obligation to Indemnify. Licensee shall defend, indemnify and hold Licensor or its Affiliates, and their respective directors, officers, employees, consultants and other representatives harmless against any and all Claims and Liabilities arising from, related to, or attributable to:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 54 - of - 75 -
(i)
any claim by any Third Party with respect to the Licensed Product Exploitation, sale or other use by Licensee, its Affiliates, or Sublicensees in the Territory in the Field, regardless of whether such claim is based on contract, breach of warranty, any form of tort, strict liability, or otherwise, except to the extent such claim is solely based on Licensor Technology;

(ii)
any allegation that the Licensed Product Exploitation, sale or other use by Licensee in the Territory in the Field fails to conform with the requirements of any Laws and Regulations and/or any applicable Regulatory Approvals, including, but not limited to, the failure by Licensee to obtain any required Regulatory Approvals in the Territory in the Field;

(iii)	any breach of any of Licensee’s representations, warranties or covenants set forth in this Agreement; or

(iv)
any other grossly negligent, willful or intentionally wrongful act, error or omission on the part of Licensee, or any officer, director, employee, agent, consultant or representative of Licensee in their performance of this Agreement.

Licensee’s indemnification obligation under this Section 13.3 shall be subject to each of the following conditions: (i) Licensor shall provide Licensee with written notice of any such Claims and Liabilities within thirty (30) days after Licensor receives notice of such Claims and Liabilities; (ii) Licensee shall be solely responsible for the investigation, defense, settlement and discharge of such Claims and Liabilities; and (iii) Licensor shall at Licensee’s cost furnish Licensee with all assistance reasonably requested by Licensee in connection with the investigation, defense, settlement and discharge of such Claims and Liabilities. Licensor’s failure to comply with its obligations pursuant to this Section 13.3 shall not constitute a breach of this Agreement or relieve Licensee of its indemnification obligations pursuant to this Section 13.3, except to the extent, if any, that Licensee’s defense of the effective claim, action or proceeding actually was materially impaired thereby.

13.4
Exclusions of Licensee’s Obligation to Indemnify. Licensee’s obligations under Section 13.3 hereof shall not apply to the extent that any such Claims and Liabilities arise from or relate to (i) Licensor’s gross negligent or willful act, error or omission, (ii) Licensor’s breach of any of its representations, warranties or covenants under this Agreement, (iii) Licensor’s manufacture of Licensed Product or Nanoparticles not conforming with the specifications with which such Licensed Product or Nanoparticles were required to comply under the terms of the applicable supply agreement between Licensor and licensee, or (iv) any other matter for which Licensor is obligated to indemnify Licensee under Section 13.1.

13.5
Insurance of Licensee. Licensee shall, at its sole cost and expense, and shall cause its Sublicensees and Affiliates to, obtain no later than on the date of first clinical trial, and shall maintain in full force and effect during the continuance of this Agreement and for three (3) years thereafter, (i) commercial general liability insurance amounting to [***] per incident and in the annual aggregate, (ii) insurance covering the use of the Licensed Product in Clinical Studies with Licensee as sponsor as required by statute, and (iii) product liability coverage amounting to [***] per incident and in the annual aggregate; provided that, Licensee will not be required to obtain the insurance described in this clause (iii) of this Section 13.5 until the earliest to occur of the First Commercial Sale of the Licensed Product inside the Territory. Upon Licensor’s request, Licensee will promptly provide Licensor with certificates of insurance evidencing such coverages. The certificates shall specify the dates such coverage expires. Licensee hereby specifically acknowledges and agrees that the insurance coverage limits set forth in this Section 13.5 shall not be construed to create any limit on Licensee’s liability hereunder and/or indemnification obligation under Section 13.3 hereof.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 55 - of - 75 -
13.6
Insurance of Licensor. Licensor shall, at its sole cost and expense, and shall cause Licensor’s Other Licensees and Affiliates to, obtain no later than on the date of the first Clinical Study of a Licensed Product anywhere in the world, and shall maintain in full force and effect during the continuance of this Agreement and for three (3) years thereafter, (i) commercial general liability insurance amounting to [***] per incident and in the annual aggregate, (ii) insurance covering the use of the Licensed Product in Clinical Studies with Licensor as sponsor as required by statute, and (iii) product liability insurance amounting to [***] per incident and in the annual aggregate; provided that, Licensor will not be required to obtain the insurance described in this clause (iii) of this Section 13.6 until the earliest to occur of the first commercial sale of the Licensed Product, NBTX-IV or NBTX-TOPO anywhere in the world. Upon Licensee’s request, Licensor will promptly provide Licensee with certificates of insurance evidencing such coverages. The certificates shall specify the dates such coverage expires. Licensor hereby specifically acknowledges and agrees that the insurance coverage limits set forth in this Section 13.6 shall not be construed to create any limit on Licensor’s liability hereunder and/or indemnification obligation under Section 13.1 hereof.

14.	Term and Termination

14.1	Expiry. This Agreement will become effective on the Effective Date and will remain in effect unless terminated pursuant to this Section 14 (the “Term”).

14.2
Termination for Breach. In the event that either Party (the “Breaching Party”) commits a material breach or default of any of its obligations hereunder, the other Party hereto (the “Non-Breaching Party”) may give the Breaching Party written notice of such material breach or default, and shall request that such material breach or default be cured as soon as reasonably practicable. In the event that the Breaching Party fails to cure such breach or default within ninety (90) days after the date of the Non-Breaching Party’s notice thereof (in the event of default of payment within thirty (30) days after the date of the Non-Breaching Party’s notice), the Non-Breaching Party may terminate this Agreement with immediate effect: provided that, if Licensor elects to terminate this Agreement for Licensee’s material breach of its obligation to apply Commercially Reasonable Efforts under Sections 4, 5, or 6, such termination will be limited to those countries in the Territory where Licensee has failed to use Commercially Reasonable Efforts as required by the applicable Section(s) unless such material breach relates to a Major Market Country, in which case Licensor may terminate this Agreement in its entirety. Termination of this Agreement in accordance with this Section 14.2 shall not affect or impair the Non-Breaching Party’s right to pursue any legal remedy, including, but not limited to, the right to recover damages, for any harm suffered or incurred by the Non-Breaching Party as a result of such breach or default.

14.3
Termination for Non-Launch. If Licensee or its Sublicensees do not launch the Licensed Product within two (2) years after all required Regulatory Approvals have been granted for a country within the Territory, Licensor shall be entitled to terminate Licensee’s License with respect to such country with immediate effect by giving written notice to Licensee after having discussed the matter in the JSC.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 56 - of - 75 -
14.4
Termination for Non-Conduct of Clinical Studies. If Licensee does not Start Clinical Studies in accordance with Section 4.2 plus an additional twelve (12) months, unless the JSC determined otherwise by mutual vote, Licensor shall be entitled to terminate this Agreement with immediate effect by giving written notice to Licensee.

14.5	Termination for Insolvency

(i)
Termination in case of insolvency of Licensor. Licensee shall have the right, subject to mandatory public policy rules, to terminate this Agreement immediately by written notice to Licensor, if Licensor becomes subject to insolvency (redressement judiciaire) or liquidation (liquidation judiciaire) proceedings under the laws of France.

(ii)
Termination in case of insolvency of Licensee. This Agreement may be terminated by Licensor, subject to mandatory public policy rules, upon Licensee becoming subject to bankruptcy, reorganization, liquidation or receivership proceedings under the laws of the Republic of China; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding, such right to terminate will only become effective if the Licensee consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within [***] days after the filing of such bankruptcy or receivership.

(iii)
To the extent that any bankruptcy of Licensor is adjudicated under the United States Bankruptcy Code (the “Bankruptcy Code”), all licenses and rights to licenses granted under or pursuant to this Agreement by Licensor to Licensee are, and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The Parties agree that Licensee, as a licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that that upon commencement of a bankruptcy proceeding by or against Licensor under the Bankruptcy Code, Licensee will be entitled to a complete duplicate of, or complete access to (as Licensee deems appropriate), all such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments of such intellectual property will be promptly delivered to Licensee (i) upon any such commencement of a bankruptcy proceeding and upon written request by Licensee, unless Licensor elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Licensor and upon written request by the Licensee. Licensor (in any capacity, including debtor-in-possession) and its successors and assigns (including any trustee) agrees not to interfere with the exercise by Licensee or its Affiliates of its rights and licenses to such intellectual property and such embodiments of intellectual property in accordance with this Agreement, and agrees to assist Licensee and its Affiliates in obtaining such intellectual property and such embodiments of intellectual property in the possession or control of Third Parties as reasonably necessary or desirable for Licensee to exercise such rights and licenses in accordance with this Agreement. The foregoing provisions are without prejudice to any rights Licensee may have arising under the Bankruptcy Code or other applicable Laws and Regulations.

(iv)
To the extent that any bankruptcy, insolvency, reorganization, liquidation, receivership or similar proceeding of Licensor is adjudicated under Laws and Regulations other than the Bankruptcy Code, then the Parties intend that Licensee shall be entitled in such proceeding to the rights granted to Licensee under Section 14.5(iii) to the greatest extent permitted or possible under the applicable Laws and Regulations.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 57 - of - 75 -
15.	Consequences of Termination

15.1	Termination By Licensor. Upon termination by Licensor for Licensee’s breach under Section 14.2 through Section 14.5:

(i)
Licensee’s License shall immediately lapse with respect to the Territory or, if Licensor’s termination is limited to certain country(ies), with respect to the portions of the Territory affected by such termination, subject to Section 15.1(ii). If Licensor’s termination is limited to certain country(ies). Licensee’s rights in the portions of the Territory not affected by such termination will remain unchanged and in full force and effect.

(ii)
Immediately upon the termination of this Agreement, Licensee shall cease all Development, Commercialization and sale of the Licensed Product under the License granted hereunder in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination; provided, however, that, Licensee shall have the right to distribute and sell its existing inventory of the Licensed Product in the Field and in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination for a period of not more than six (6) months following the date of termination hereof, subject to Licensee’s continuing obligation to pay royalties with respect to the Licensee Net Sales derived from the distribution and sale of such existing inventory of the Licensed Product.

(iii)
Licensor’s obligation to share Development Data with Licensee shall immediately lapse, but Licensor and its Related Parties may continue to freely use all the Development Data generated by Licensee, its Affiliates or Sublicensees at no cost.

(iv)	Licensor shall have the right to request and Licensee will provide the following:

(1)
(a) the transfer and assignment to Licensor or to a Third Party designated by Licensor of all Regulatory Approvals that are in the name of Licensee or any of its Affiliates in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination, or (b) cooperation from Licensee in seeking to have Licensor or a Third Party designated by Licensor “step in” as applicant for any pending but not yet issued Regulatory Approvals in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination, including, as applicable, notifying the competent Regulatory Authorities thereof and supplying Licensor with all documents already prepared by Licensee or its Affiliates and not previously provided to Licensor for the filing of applications for such Regulatory Approvals; and

(2)
the grant, subject to any prior grants of licenses to Sublicensees and to all terms of this Agreement, of a non-exclusive license, in the Field in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination, with the right to sublicense, to the Licensee Technology necessary for the Commercialization of the Licensed Product in the Field in the Territory and for the commercialization anywhere in the world and in the Field of products other than the Licensed Product that are primarily based on solid nanoparticle technology.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 58 - of - 75 -
(3)
In consideration of the transfer and assignment under Section 15.1(iv)(1) and the grant of the license under Section 15.1 (iv)(2), Licensor shall pay to Licensee running royalties on all Licensor Net Sales within the terminated portions of the Territory in accordance with Section 7.7(ii) as if such terminated Territory were part of the Revertible Territory after termination by Licensor under Section 2.4, except that such royalties shall be reduced by [***].

(v)
In the event that the License granted to Licensee under this Agreement is terminated, any granted sublicenses will remain in full force and effect; provided that the Sublicensee is not then in breach of its sublicense agreement and the Sublicensee agrees to be bound to Licensor as a licensor under the terms and conditions of the sublicense agreement and that Licensor shall not be bound to perform any duties or obligations set forth in any sublicenses that extend beyond the duties and obligations of Licensor set forth in this Agreement. Licensor will enter into appropriate agreements or amendments to the sublicense agreement to substitute itself for Licensee as the licensor thereunder, subject to the provisions of this subsection (v).

(vi)
All amounts payable by Licensor under Section 7 after the effective date of termination in the Territory or, if Licensor’s termination is limited to certain country(ies), in the portions of the Territory affected by such termination will be reduced by [***] other than the amount set forth in Section 7.7(i).

15.2	Termination By Licensee. Upon termination by Licensee for Licensor’s breach under Section 14.2 or Section 14.5:

(i)	The license granted under Section 2.9 shall immediately lapse.

(ii)
Licensee’s obligation to share Development Data with Licensor shall immediately lapse, but the obligation of Licensor and Licensor’s Other Licensees to share Development Data under this Agreement will continue.

(iii)	All amounts payable by Licensee under Section 7 after the effective date of termination will be reduced by [***].

15.3
Accrued Payment Claims. Expiry or termination of this Agreement for any reason whatsoever shall not relieve either Party of its obligations to pay all royalties and other amounts payable to the other Party which have accrued prior to, but remain unpaid as of, the date of expiry or termination hereof, or which accrue thereafter, in accordance with Section 15.4.

15.4
Survival. Sections 1, 2.8, 2.11 (except that the references in such Section 2.11 to Sections 2.9(i) and 4.7(ii) will survive only the extent such Sections survive), 7.6, through 7.13, 9.1, 9.2, 9.4, 9.5, 11, 12, 13, 15 and 16 shall survive any termination of this Agreement. In addition, (i) Sections 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 4.1, 4.6, 4.7 (with regard to Licensor’s and its licensees’ obligation to share Development Data only), 5, 6, 7.1 through 7.5, 7.13, 9.3, 9.6, 9.7, 9.8 and 10 will survive termination of this Agreement by Licensee for Licensor’s breach under Section 14.2 or Section 14.5; and (ii) Section 2.9 and 2.10 will survive termination of this Agreement by Licensor for Licensee’s breach under Section 14.2 through Section 14.5.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 59 - of - 75 -
16.	General Provisions

16.1
Government Approvals. Licensee and Licensor will cooperate and use respectively all reasonable efforts to make all registrations, filings and applications, to give all notices and to obtain as soon as practicable all governmental or other consents, transfers, approvals, orders, qualifications, authorizations, permits and waivers, if any, and to do all other things necessary or desirable for the consummation of the transactions as contemplated hereby.

16.2
Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that, subject to Section 16.3, a Party may make such an assignment or transfer without the other Party’s consent (i) to the assigning Party’s Affiliates or (ii) to the successor to all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, sale of stock, sale of assets or other transaction). Any permitted successor or assignee of rights and/or obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights and/or obligations but, if such permitted successor or assignee of rights and/or obligations hereunder fails to provide such an express assumption, the assigning Party will remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing its assignees to act in a manner consistent herewith. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.2 will be null and void.

16.3
Delegation and Performance by Affiliates. Each of Licensor and Licensee acknowledge that their obligations under this Agreement may be delegated to and performed by their respective Affiliates. Notwithstanding any delegation of obligations under this Agreement by a Party to an Affiliate, each Party will remain primarily liable and responsible for the performance of all of its obligations under this Agreement and for causing its Affiliates to act in a manner consistent herewith. Wherever in this Agreement the Parties delegate responsibility to Affiliates or local operating entities, the Parties agree that such entities will not make decisions inconsistent with this Agreement, amend the terms of this Agreement or act contrary to its terms in any way.

16.4
Force Majeure. If the performance of any part of this Agreement by either Party, or any obligation under this Agreement, is prevented, restricted, interfered with or delayed by reason of any cause beyond the reasonable control of the Party liable to perform, unless conclusive evidence to the contrary is provided, the Party so affected shall, upon giving written notice to the other Party, be excused from such performance or obligation to the extent of such prevention, restriction, interference or delay, provided that the affected Party shall use its reasonable efforts to avoid or remove such causes of non-performance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution. Notwithstanding anything to the contrary in the foregoing, if a condition covered by this Section 16.4 results in a delay by Licensor in supplying Licensed Product or Nanoparticles to Licensee in accordance with the terms of this Agreement, and such delay lasts for seven (7) months or more, then the procedure set forth in Section 8.7 shall apply accordingly.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 60 - of - 75 -
16.5
Notices. All notices, reports and other communications between the Parties under this Agreement shall be sent by registered air mail, postage prepaid and return receipt requested, by international air courier, or by facsimile, with a confirmation copy sent by registered air mail or international air courier, addressed as follows:

To Licensor:

Nanobiotix S.A
60 Rue de Wattignies
75 012, Paris
France Attention: Chief Executive Officer
Fax: +33 1 40 26 04 44

With a copy to:

Nanobiotix S.A
60 Rue de Wattignies
75 012, Paris
France
Attention: Chief Financial Officer

To Licensee:

PharmaEngine Inc.
16F, 237 Sung-Chiang Road
Taipei 104, Taiwan
Republic of China

Attention:	[***] [***]

With a copy to:

PharmaEngine Inc.
16F, 237 Sung-Chiang Road
Taipei 104, Taiwan
Republic of China

Attention:	[***] [***]

16.6
Governing Law. This Agreement shall be governed by, and interpreted in accordance with the laws of the State of New York, without reference to any conflicts of laws principles that would result in the application of the laws of any other jurisdiction, with the exception of intellectual property matters which shall be determined in accordance with the intellectual property laws applicable to the intellectual property in question.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 61 - of - 75 -
16.7
Dispute Resolution. Except as otherwise expressly stated in this Agreement, any dispute relating to the validity, performance, construction or interpretation of this Agreement, which cannot be resolved amicably between the Parties, shall be determined by arbitration administered by the American Arbitration Association (AAA). The decision of the arbitrators shall be final and binding upon the Parties and enforceable in any court of competent jurisdiction. Place of arbitration is New York City, New York USA. The number of arbitrators is three (3). The language of the arbitration proceeding is English. Judgment upon any award made by the arbitrators may be entered in any court having jurisdiction thereof notwithstanding the provisions of this Section 16.7, each Party shall have the right to seek preliminary and permanent injunctive relief in any court of competent jurisdiction, in order to prevent or enjoin any misappropriation, misuse, unauthorized disclosure or infringement of any of Patent Rights and/or the Confidential Information of either Party.

16.8
Severability. If any provision of this Agreement is determined by any court or administrative tribunal of competent jurisdiction to be invalid or unenforceable, the Parties shall negotiate in good faith a replacement provision that is commercially equivalent, to the maximum extent permitted by Laws and Regulations, to such invalid or unenforceable provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement.

16.9
Entire Agreement and Amendments. This Agreement constitutes the entire agreement between the Parties, and supersedes all prior agreements (including, but not limited to, the Confidentiality Agreement dated as of November 8, 2011), understandings and communications between the Parties, with respect to the subject matter hereof. No modification or amendment of this Agreement shall be binding upon the Parties unless executed in writing by the duly authorized representative of each of the Parties; this shall also apply to any change of this clause.

16.10
Waivers. The failure by either Party hereto to assert any of its rights hereunder, including, but not limited to, the right to terminate this Agreement due to a breach or default by the other Party hereto, shall not be deemed to constitute a waiver by that Party of its right thereafter to enforce each and every provision of this Agreement in accordance with its terms.

16.11	Press Releases.

(i)
Initial Press Release. Upon execution of this Agreement, the Parties shall each separately issue a press release announcing the execution of this Agreement, substantially in the form of Exhibit 6 or Exhibit 7 attached hereto, as applicable, and Licensor and Licensee may also separately issue a translation in the French of the form of press release attached as Exhibit 6 and in Chinese of the form of press release attached as Exhibit 7. Notwithstanding anything to the contrary in the foregoing, if either Party is restricted by applicable Laws and Regulations (including, but not limited to, applicable securities laws) from making a press release as described in this Section 16.11(i), then such Party will be deemed to have fulfilled its obligations under this Section 16.11(i) by making such public statement, if any, as is permitted under such applicable Law and Regulations.

(ii)
Subsequent Disclosure. After such initial press release, except as otherwise provided in this Section 16.11(ii), neither Licensor nor Licensee (the “Releasing Party”) may issue a press release or public announcement relating to this Agreement without the prior written approval of the other Party (the “Non-Releasing Party”), which approval shall not be unreasonably withheld, conditioned or delayed, except that the Releasing Party may:

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 62 - of - 75 -
(a)
issue such press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the Releasing Party;

(b)
issue such a press release or public announcement if required by applicable Laws and Regulations, including by the rules or regulations of the Taiwan OTC, the French securities authorities or similar regulatory agency in a country other than Taiwan or France; and

(c)	issue such a press release or public announcement regarding:

(1)	the commencement, completion or “top-line” results of preclinical and clinical studies of the Licensed Product;

(2)	the completion of subject enrollments for clinical studies of the Licensed Product;

(3)	the filing or receipt of Regulatory Approval with respect to the Licensed Product; and

(4)
such Party’s Commercialization activities with respect to the Licensed Product hereunder, including the development of sales, marketing and medical infrastructure and management changes to support Development and Commercialization activities;

(5)	receipt of milestone payments;

in each case under clause (a), (b) or (c) after first notifying the Non-Releasing Party of such planned press release or public announcement at least five (5) Business Days in advance of issuing such press release or making such public announcement (or, with respect to press releases and public announcements made pursuant to the foregoing clause (ii), with as much advance notice as possible under the circumstances if it is not possible to provide notice at least five (5) Business Days in advance) for the sole purpose of allowing the Non-Releasing Party to review the proposed press release or public announcement. The Releasing Party shall modify any such press release or public announcement as reasonably requested by the Non-Releasing Party to remove any Confidential Information of the Non-Releasing Party and shall include in such press release or public announcement made pursuant to the foregoing clause (ii) only such information relating to the Licensed Product or this Agreement as is required by such applicable Laws and Regulations.

16.12
Clinical Trial Registry and Results Databank. Each of Licensor and Licensee shall have the obligation to the extent required by applicable Laws and Regulations to publish registration information and summaries of data and results from any Clinical Trials conducted by such Party under this Agreement on the applicable clinical trials registry or on a government-sponsored database without requiring the consent of the other Party. The content of such publication shall be submitted to the JSC for prior approval.

– Signature pages follow –

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 63 - of - 75 -
IN WITNESS WHEREOF, this Agreement has been signed by the Parties hereto on the Effective Date in two (2) counterpart originals.

Licensor			Licensee

/s/ Laurent Levy			/s/ C. Grace Yeh

Name	:	Dr. Laurent Levy	Name	:	C. Grace Yeh, Ph.D.

Title	:	Chief Executive Officer	Title	:	President and Chief Executive Officer

Nanobiotix S.A.			PharmaEngine, Inc.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 64 - of - 75 -
Exhibit 1: Initial Development Plan PharmaEngine

[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 65 - of - 75 -
Exhibit 2:	Licensor Know How

[Omitted]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 66 - of - 75 -
Exhibit 3:	Licensor Patent Rights

[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 67 - of - 75 -
[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 68 - of - 75 -
Exhibit 4:	Manufacturing Cost

“Manufacturing Cost” shall mean the following with respect to the Licensed Product or the Nanoparticles (as applicable) and shall be determined in accordance with IFRS:

1.	Manufacturing Cost for the Licensed Product

(A)	The Manufacturing Cost per vial of Licensed Product shall be calculated by the following equation:

Manufacturing Cost = (Production Cost/Number of vials manufactured in the applicable manufacturing campaign) * [***]

(B)	As used in the equation above, Production Cost for the Licensed Product shall be the actual out-of-pocket fees, paid by Licensor to subcontractors for:

i.	raw materials: including [***]

ii.	processing: manufacture, fill and finish

iii.	quality control: regular characterization and analysis

iv.	packaging: including the primary packaging material and the secondary packaging material

v.	Miscellaneous: including production consumables

vi.	Maintenance of the equipment: based on the purchasing price of the equipment at the rate of [***] per year

vii.	Depreciation of the equipment: the depreciation of facilities and equipment purchased and owned by Licensor and used by Licensor’s subcontractors in manufacturing Licensed Product for Licensee.

(C)
Except as otherwise provided in this Paragraph C, under no circumstances may the per-vial Manufacturing Cost payable by Licensee for Licensed Product exceed [***] (the “Manufacturing Cost Cap”). If Licensor learns that the per-vial Manufacturing Cost as calculated pursuant to Paragraph A for any batch or other quantity of the Licensed Product exceeds or is anticipated to exceed the Manufacturing Cost Cap, then Licensor will inform Licensee as soon as it becomes aware of such situation. Licensor must promptly present information to the JSC justifying such excess, and the JSC will determine as expeditiously as possible under Section 3.4 and, if applicable, Section 3.5, whether Licensee is required to pay any amount in excess of the Manufacturing Cost Cap.

2.	Manufacturing Cost for the Nanoparticles

The Parties acknowledge that the Manufacturing Cost for Nanoparticles cannot be determined as of the Effective Date, and shall be further detailed in the Commercial Supply Agreement. Licensor shall provide Licensee with a reasonable estimate of Manufacturing Cost for the Nanoparticles before the Parties enter into negotiation of the Commercial Supply Agreement. The Parties shall negotiate in good faith to determine a reasonable Manufacturing Cost for the Nanoparticles. If the Parties cannot reach an agreement regarding the Manufacturing Cost for the Nanoparticles within two (2) months after Licensor provided the estimate, then the CEOs of the Parties will meet to attempt to agree on such Manufacturing Cost.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 69 - of - 75 -
3.
Notwithstanding any provisions in the Development Supply Agreement, Commercial Supply Agreement, or the foregoing, Licensor shall promptly inform Licensee if Licensor improves or changes the applicable manufacturing process (including, but not limited to, [***]) in a way that reduces the Manufacturing Cost. The Manufacturing Cost will be adjusted to reflect such reduction by multiplying the new cost of production by [***], and the updated Manufacturing Cost shall apply to all future orders made by Licensee until any subsequent adjustment in accordance with the applicable supply agreement between the Parties.

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 70 - of - 75 -
Exhibit 5:	Licensing Benchmark

[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 71 - of - 75 -
Exhibit 6:	Licensor Press Release

[Omitted]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 72 - of - 75 -
[Omitted]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 73 - of - 75 -
Exhibit 7:	Licensee Press Release PharmaEngine

[Omitted]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 74 - of - 75 -
[Omitted]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential

- 75 - of - 75 -
Exhibit 8:	Manufacturing Process Flow Chart

[***]

Exclusive License and Collaboration Agreement PharmaEngine – NanoBiotix Confidential